Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-236943

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 1, 2020)

1,650,000 Shares

Common Stock

We are offering 1,650,000 shares of common stock, par value $0.001 per share, in this offering pursuant to this prospectus supplement and the accompanying prospectus. We are primarily in the business of owning and leasing farmland; we are not a grower, nor do we farm the properties we own. As of October 7, 2020, we owned 124 farms comprised of approximately 93,000 acres in 12 different states in the U.S. Our common stock is traded on The Nasdaq Global Market (“Nasdaq”), under the symbol “LAND.” The last reported sale price of our common stock on October 6, 2020, was $15.39 per share.

We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. To maintain our REIT status, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 3.3% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock by any person except for certain qualified institutional investors, which are limited to holding 9.8% of our common stock. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Restrictions on Ownership and Transfer” on page 46 of the accompanying prospectus for more information about these restrictions.

We are a “smaller reporting company” under applicable federal securities laws, and, as such, we are subject to reduced public company reporting requirements. Investing in shares of our common stock involves substantial risks that are described in the “Risk Factors” sections beginning on page S-16 of this prospectus supplement, page 13 of our Annual Report on Form  10-K for the year ended December  31, 2019, page 55 of our Quarterly Report on Form 10-Q for the quarter ended March  30, 2020, and page 54 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and other reports and information that we file from time to time with the U.S. Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$14.40	$23,760,000
Underwriting discounts and commissions	$0.648	$1,069,200
Proceeds, before expenses, to us	$13.752	$22,690,800

The underwriters expect to deliver the shares of common stock on or about October 13, 2020. We have granted the underwriters an option to purchase up to 247,500 additional shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments, if any.

Lead Book-Running Manager

Janney Montgomery Scott

Co-Book-Running Managers

B. Riley Securities	Ladenburg Thalmann

Co-Managers

Aegis Capital Corp.	Kingswood Capital Markets	Maxim Group LLC

National Securities	Wedbush Securities

The date of this prospectus supplement is October 8, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide to you. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you, including any information incorporated by reference, is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in these documents is current only as of the respective dates of those documents or the dates that are specified therein.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is presented in two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part, the accompanying prospectus, contains a description of our common stock and provides more general information, some of which does not apply to this offering, regarding securities that we may offer from time to time. To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents that we previously filed with the SEC, the information in this prospectus supplement will supersede such information.

This prospectus supplement is part of a registration statement on Form S-3 (Registration No. 333-236943) that we have filed with the SEC relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and this offering of common stock may be restricted by law in certain jurisdictions. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy shares of our common stock in any jurisdiction where such offer or any sale would be unlawful. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves of and observe any such restrictions.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also, documents we subsequently file with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future performance and financial condition, results of operations and funds from operations (“FFO”), our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future, the impact of public health issues, such as the ongoing global pandemic of a novel strain of the coronavirus (“COVID-19”), social or political unrest and safety concerns, and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “should,” “would,” and variations of these words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business strategy;

•	developments related to the COVID-19 pandemic;

•	our preliminary estimates of results for the three months ended September 30, 2020;

•	our ability to implement our business plan, including our ability to continue to expand both geographically and by crop type;

•	pending and future transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements on favorable terms;

•	estimates relating to our future distributions;

•	estimates regarding potential rental rate increases and occupancy rates;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

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estimates of future operating expenses, including payments to our Adviser and Administrator (each as defined herein) under the terms of our Fourth Amended and Restated Advisory Agreement with our Adviser, and our Second Amended and Restated Administration Agreement with our Administrator, respectively;

•	our compliance with tax laws, including our ability to maintain our qualification as a REIT for federal income tax purposes;

•	the impact of technology on our operations and business, including the risk of cyberattacks, cyberliability, or potential liability for breaches of our privacy or information security systems;

•	projected capital expenditures; and

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•	use of the proceeds of this offering, availability of our lines of credit, long-term mortgage, borrowings, current and future stock offerings and other future capital resources, if any.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	adverse effects of the COVID-19 pandemic on our business, results of operations, liquidity and financial condition;

•	our ability to successfully complete pending and future property acquisitions;

•	general volatility of the capital markets and the market price of capital stock;

•	failure to maintain our qualification as a REIT and risks of change in laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business and investment strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including other agricultural REITs;

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availability, terms and deployment of capital, including the ability to maintain and borrow under our lines of credit and mortgage loan facility, arrange for long-term mortgages on our properties and raise equity capital;

•	our Adviser’s and our Administrator’s ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in the environment, our industry, interest rates or the general economy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters;

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the impact of COVID-19 and other health emergencies on the economy and the capital markets, including the measures taken by governmental authorities to address it, which may precipitate or exacerbate other risks and/or uncertainties;

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environmental liabilities for certain of our properties and uncertainties and risks related to natural disasters, such as earthquakes, wildfires or floods, or climatic changes impacting the regions in which our tenants operate; and

•	the loss of any of our key officers, such as Mr. David Gladstone, our chairman, president and chief executive officer, or Mr. Terry Lee Brubaker, our vice chairman and chief operating officer.

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This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” included herein and incorporated by reference herein and therein from our Annual Report on Form 10-K for the year ended December  31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2020 and June 30, 2020, and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that may be important to you in deciding whether to invest in shares of our common stock. To understand this offering fully prior to making an investment decision, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the “Risk Factors” sections beginning on page  S-16 of this prospectus supplement, our Annual Report on Form 10-K for the year ended December  31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2020 and June 30, 2020, and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, all information presented in this prospectus supplement assumes that the underwriters’ over-allotment option to purchase additional shares is not exercised.

Unless the context otherwise requires or indicates, each reference in this prospectus supplement and the accompanying prospectus to (i) “we,” “our,” “us” and the “Company” means Gladstone Land Corporation, a Maryland corporation, and its consolidated subsidiaries, (ii) “Operating Partnership” means Gladstone Land Limited Partnership, a wholly-owned, consolidated subsidiary of the Company and a Delaware limited partnership, (iii) “Adviser” means Gladstone Management Corporation, the external adviser of the Company and a Delaware corporation, and (iv) “Administrator” means Gladstone Administration, LLC, the external administrator of the Company and a Delaware limited liability company.

The Company

We are an externally-managed, agricultural REIT that was re-incorporated in Maryland on March 24, 2011, having been previously re-incorporated in Delaware on May 25, 2004 and originally incorporated in California on June 14, 1997. We are primarily in the business of owning and leasing farmland; we are not a grower, nor do we typically farm the properties we own.

Prior to 2004, we were engaged in the owning and leasing of farmland, as well as an agricultural operating business whereby we engaged in the farming, contract growing, packaging, marketing and distribution of fresh berries, including commission selling and contract cooling services to independent berry growers. In 2004, we sold our agricultural operating business, and since then, our operations have generally consisted of leasing our farms to third-party tenants.

As of October 7, 2020, we owned 124 farms, comprised of approximately 93,000 acres in 12 different states in the U.S. (Arizona, California, Colorado, Delaware, Florida, Maryland, Michigan, Nebraska, North Carolina, Oregon, Texas and Washington). We also own several farm-related facilities, such as cooling facilities, packinghouses, processing facilities and various storage facilities. These farms and facilities are currently leased to 74 different, third-party tenants that are either independent or corporate farming operations. Historically, our farmland has predominantly been concentrated in locations where tenants are able to grow fresh produce annual row crops (e.g., certain berries and vegetables), which are typically planted and harvested annually. However, since our initial public offering in January 2013 (the “IPO”), we have diversified the variety of crops grown on our farms, and we now own farms that grow permanent crops (e.g., almonds, pistachios, blueberries and wine grapes), as well as several farms that grow commodity crops (e.g., corn and beans). While our focus remains on farmland growing fresh produce annual row crops, in the future, we expect to acquire additional farmland that grows permanent crops, and, to a lesser extent, commodity crops, as well as more farm-related facilities.

Most of our properties are leased on a triple-net basis, an arrangement under which, in addition to rent, the tenant is required to pay the related taxes, insurance costs (including drought insurance if we were to acquire properties that depend upon rainwater for irrigation), maintenance and other operating costs. Currently, 93 of our farms are leased on a pure, triple-net basis and 31 farms are leased on a partial-net basis (with us, as landlord, responsible for all or a portion of the related property taxes). Certain of our leases had been on a single-net basis, with us, as landlord, responsible for the related property taxes, as well as certain maintenance, repairs, and insurance costs. Additionally, 33 of our farms are leased under agreements that include a participation rent component based on the gross revenues earned on the respective farms. We may also elect to sell farmland at certain times, such as when the land could be developed by others for urban or suburban uses. Except in unique circumstances, we do not intend to enter into the business of growing, packing, or marketing farmed products; however, if we do so in the future, we expect that it would be through a taxable REIT subsidiary (“TRS”).

We conduct substantially all of our business activities through an Umbrella Partnership Real Estate Investment Trust structure, by which all of our properties are held, directly or indirectly, by the Operating Partnership. We control the sole general partner of the Operating Partnership and currently own, directly or indirectly, all of the units of limited partnership interest in the Operating Partnership (“OP Units”). We have in the past, and may in the future, offer equity ownership in our Operating Partnership by issuing OP Units to farmland owners in consideration for acquiring their farms. See “Overview—Our Investment Process—Types of Investments” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, for additional information regarding OP Units.

On September 3, 2014, we filed our 2013 U.S. federal income tax return, on which we elected to be taxed as a REIT for federal tax purposes beginning with the year ended December 31, 2013. As a REIT, if we distribute at least 90% of our taxable income to our stockholders, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. In addition, we have elected for Gladstone Land Advisers, Inc. (“Land Advisers”), a wholly-owned subsidiary of ours, to be taxed as a TRS. We may own or manage our assets and engage in other activities through Land Advisers or another TRS we form or acquire when we deem it necessary or advisable. Any taxable income generated by Land Advisers or any other TRS in the future will be subject to regular corporate income taxes.

Subject to certain restrictions and limitations, and pursuant to contractual agreements, our real estate portfolio is managed pursuant to an advisory agreement by the Adviser, an affiliate of ours, a Delaware corporation and a registered investment adviser with the SEC; and administrative services are provided pursuant to an administration agreement to us by our Administrator. Our Adviser and our Administrator are indirectly 100% owned and controlled by David Gladstone, our chief executive officer, our president, the chairman of our Board of Directors and our largest stockholder. Our Adviser and our Administrator collectively employ all of our personnel and pay directly their salaries, benefits and general expenses.

Upon the pricing of our IPO, our shares of common stock began trading on Nasdaq under the symbol “LAND.” Our shares of 6.375% Series A Cumulative Term Preferred Stock, $0.001 par value per share (the “Series A Term Preferred Stock”) are traded on Nasdaq under the symbol “LANDP.”

Gladstone Securities, LLC (“Gladstone Securities”) is a privately-held broker-dealer registered with the Financial Industry Regulatory Authority and insured by the Securities Investor Protection Corporation. Gladstone Securities is an affiliate of ours, as its parent company is controlled by David Gladstone, our chairman, chief executive officer, and president. Mr. Gladstone also serves on the board of managers of Gladstone Securities. On January 10, 2018, in connection with the continuous offering of our 6.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), we entered into a dealer-manager agreement (the “Series B Dealer-Manager Agreement”) with Gladstone Securities, which was amended and restated on May 31, 2018, whereby Gladstone Securities serves as our exclusive dealer-manager in connection with the offering of our Series B Preferred Stock (the “Series B Offering”). Pursuant to the Series B Dealer-Manager Agreement, Gladstone Securities provides certain sales, promotional and marketing services to us in connection with the Series B Offering. See Note 6, “Related-Party Transactions—Series B Dealer-Manager

Agreement,” within the accompanying notes to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, for more details on the Series B Dealer-Manager Agreement.

On February 20, 2020, in connection with the continuous offering of our 6.00% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), we entered into a dealer-manager agreement (the “Series C Dealer-Manager Agreement”) with Gladstone Securities, whereby Gladstone Securities serves as our exclusive dealer-manager in connection with the offering of our Series C Preferred Stock (the “Series C Offering”). Pursuant to the Dealer-Manager Agreement, Gladstone Securities provides certain sales, promotional and marketing services to us in connection with the Series C Offering. See Note 6, “Related-Party Transactions—Series C Dealer-Manager Agreement,” within the accompanying notes to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, for more details on the Series C Dealer-Manager Agreement.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is www.GladstoneLand.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filings that we make with the SEC.

We are a “smaller reporting company” under the Exchange Act, as such, have elected to comply with certain reduced public company reporting requirements for certain of the documents incorporated by reference herein and our future filings with the SEC.

Our Investment Objectives and Our Strategy

Our principal business objective is to maximize stockholder returns through a combination of: (i) monthly cash distributions to our stockholders, which we hope to sustain and increase through long-term growth in cash flows from increased rents; (ii) appreciation of our land; and (iii) capital gains derived from the sale of our properties. Our primary strategy to achieve our business objective is to invest in and further diversify our current portfolio of primarily triple-net-leased farmland and farm related properties. In addition, we may also acquire certain commercial properties used by businesses that support agricultural communities, including those businesses which obtain financing under the U.S. Farm Credit System. This strategy includes the following components:

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Owning Farms, Farm-Related Real Estate and Real Estate for Businesses that Support Farming Communities for Income. We own and intend to primarily acquire additional farms and farm-related properties and lease them to independent and corporate farming operations, including sellers who desire to continue farming the land after we acquire the property from them. We may also acquire commercial properties used by businesses that support farming communities, including those businesses that obtain financing under the U.S. Farm Credit System. Such businesses may include, but are not limited to, farmer-owned cooperatives, rural infrastructure providers, and other agribusinesses. We intend to hold most acquired properties for many years and to generate stable and increasing rental income from leasing these properties.

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Owning Farms, Farm-Related Real Estate and Real Estate for Businesses that Support Farming Communities for Appreciation. We intend to lease acquired properties over the long term. However, from time to time, we may sell one or more properties if we believe it to be in the best interests of our stockholders and best to maintain the overall value of our portfolio. Potential purchasers may include real estate developers desiring to develop the property, financial purchasers seeking to acquire property for investment purposes, or farmers who have operated or seek to operate the land. Accordingly, we will seek to acquire properties that we believe have potential for long-term appreciation in value.

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Continue Expanding our Operations Geographically. Our properties are currently located in 12 states across the U.S., and we expect that we will acquire properties in other farming regions of the U.S. in the future. While our primary regions of focus are the Pacific West and the Southeastern regions of the U.S., we believe other regions of the U.S., such as the Northwest and Mid-Atlantic regions, offer attractive locations for expansion, and, to a lesser extent, we also expect to seek farmland acquisitions in certain regions of the Midwest, as well as other areas in the U.S.

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Continue Expanding our Crop Varieties. Currently, the majority of tenants who farm our properties grow annual row crops dedicated to fresh produce, such as berries (e.g., strawberries and raspberries) and fresh vegetables (e.g., tomatoes, lettuce, and bell peppers). We have also expanded further into certain permanent crops (e.g., almonds, pistachios, blueberries, and wine grapes) and, to a lesser extent, commodity crops (e.g., corn and beans). We will seek to continue our recent expansion into other permanent crops and, to a lesser extent, commodity crops, while maintaining our focus on annual row-crop farms growing fresh produce.

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High Leverage. To maximize our number of investments, we intend to borrow through loans secured by long-term mortgages on our properties, and we may also borrow funds on a short-term basis or incur other indebtedness.

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Owning Mortgages on Farms and Farm-Related Real Estate. In certain circumstances, we may make senior secured first lien mortgage loans (secured by farms or farm-related real estate) to farmers for the purchase of farmland, properties related to farming and for other farm related needs. We do not expect that, over time, our mortgages held will exceed 5.0% of the fair value of our total assets.

We intend to acquire more farmland and farm-related properties in our regions of focus that is already or will be leased to farmers, and we expect that most of our future tenants will be independent or corporate farming and business operations that are all unrelated to us. We intend to continue to lease the majority of our farms and farm-related facilities on a triple-net lease basis to tenants who sell their products through national corporate marketers-distributors. We may also acquire and lease commercial properties used by businesses that support farming communities. We expect to continue to earn rental income from our farmland investments and businesses that support farming communities.

Our Investment Process

Types of Investments

We expect that substantially all of our investments will continue to be comprised of income-producing agricultural real property, and we expect that the majority of our leases will continue to be structured as triple-net leases. We may also acquire properties used by businesses that support farming communities. Investments will not be restricted as to geographical areas, but we expect that most of our investments will continue to be made within the continental U.S. Currently, our properties are located across 12 states in the U.S. We anticipate that we will make substantially all of our investments through our Operating Partnership. Our Operating Partnership may acquire interests in real property in exchange for the issuance of shares of our common stock, OP Units, cash, or through a combination of the three. OP Units issued by our Operating Partnership will be redeemable at the option of the holder for cash or, at our election, shares of our common stock on a one-for-one basis at any time after holding the OP Units for one year. We currently, and may in the future, hold some or all of our interests in real properties through one or more wholly-owned subsidiaries, each classified as a qualified REIT subsidiary.

Property Acquisitions and Leasing

We anticipate that many of the farms and farm-related facilities we purchase will be acquired from independent farmers or agricultural companies and that they will simultaneously lease the properties back from us. These transactions will provide the tenants with an alternative to other financing sources, such as borrowing, mortgaging real property, or selling securities. We anticipate that some of our transactions will be in conjunction with acquisitions, recapitalizations, or other corporate transactions affecting our tenants. We also expect that many of the farms and farm-related facilities we acquire will be purchased from owners that do not farm the property but rather lease the property to tenant-farmers. In situations such as these, we intend to have a lease in place prior to or simultaneously with acquiring the property.

We intend to own and lease primarily single-tenant, agricultural real property and we may acquire and lease properties used by businesses that support farming communities. Generally, we will lease properties to tenants that our Adviser deems creditworthy under triple-net leases that will be full-recourse obligations of our tenants or their affiliates. Most of our agricultural leases have original terms ranging from 3 to 10 years for farms growing annual row crops and 7 to 15 years for properties growing permanent crops, often with options to extend the lease further. Rent is generally payable to us in advance on either an annual or semi-annual basis, with such rent typically subject to periodic escalation clauses provided for within the lease. The escalation clauses may specify fixed dollar amounts or percentage increases each year, or they may be variable, based on standard cost of living or inflation indices. In addition, some leases that are longer-term in nature may require a regular survey of comparable land rents, with the rent owed per the lease being adjusted to reflect then-current market rents. We also have leases that include a variable rent component based on the gross revenues earned on the respective farm. In these types of agreements, we will generally require the lease to include the guarantee of a minimum amount of rental income that satisfies our investment return criteria.

We believe that we can acquire farmland that we will be able to lease at annual rental rates providing net capitalization rates ranging from 5% to 7% or more of the properties’ market values. However, there can be no assurance that we will be able to achieve this level of rental rates. Since rental contracts in the farming business for annual row crops are customarily short-term agreements, rental rates are typically renegotiated regularly to then-current market rates.

Underwriting Criteria and Due Diligence Process

Selecting the Property

We consider selecting the right properties to purchase or finance as the most important aspect of our business. Buying quality farmland that can be used to grow a variety of different crops and that is located in desirable locations is essential to our success.

Our Adviser works with real estate contacts in agricultural markets throughout the U.S. to assess available properties and farming areas. We believe that our Adviser is experienced in selecting valuable farmland and will use this expertise to identify promising properties. The following is a list of important factors in our selection of farmland:

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Water Availability. Availability of water is essential to farming. We seek to purchase properties with ample access to water through an operating well on site or rights to use a well or other source that is located nearby. Additionally, we may, in the future, consider acquiring properties that rely on rainfall for water if the tenant on that property mitigates the drought risk by purchasing drought insurance. Typically, leases on properties that would rely on rainfall would be longer term in nature.

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Soil Composition. In addition to water, for farming efforts to be successful, the soil must be suitable for growing crops. We will not buy or finance any real property that does not have soil conditions that we believe are favorable for growing the crops farmed on the property, except to the extent that a portion of an otherwise suitable property, while not favorable for growing the crops farmed on the property, may be utilized to build structures used in the farming business, such as cooling facilities, packinghouses, distribution centers, greenhouses, and storage facilities.

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Location. Farming also requires optimal climate and growing seasons. We typically seek to purchase properties in locations that take advantage of climate conditions that are needed to grow fresh produce row crops. We intend to continue to expand throughout the U.S. in locations with productive farmland and financially sound tenant farmers.

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Price. We intend to purchase and finance properties that we believe are a good value and that we will be able to rent profitably for farming over the long term. Generally, the closer a property is located to urban developments, the higher the value of the property. As a result, properties that are currently located in close proximity to urban developments are likely to be too expensive to justify farming over an extended period of time, and, therefore, we are unlikely to invest in such properties.

Our Adviser will perform a due diligence review with respect to each potential property acquisition. Such review will include an evaluation of the physical condition of a property and an environmental site assessment to determine potential environmental liabilities associated with a property prior to its acquisition. One of the criteria that we look for is whether mineral rights to such property, which constitute a separate estate from the surface rights to the property, have been sold to a third party. We generally seek to invest in properties where mineral rights have not been sold to third parties; however, in cases where access to mineral rights would not affect the surface farming operations, we may enter into a lease agreement for the extraction of minerals or other subterranean resources, as we have done in the past on a few of our properties. We may seek to acquire mineral rights in connection with the acquisition of future properties to the extent such mineral rights have been sold off and the investment acquisition of such rights is considered to be favorable after our due diligence review. Despite the conduct of these reviews, there can be no assurance that hazardous substances or waste, as determined under present or future federal or state laws or regulations, will not be discovered on the property after we acquire it.

Our Adviser will also physically inspect each property and the real estate surrounding it to estimate its value. Our Adviser’s due diligence will be primarily focused on valuing each property independent of its rental value to particular tenants to whom we plan to rent. The real estate valuations our Adviser performs will consider one or more of the following items:

•	The comparable value of similar real property in the same general area of the prospective property, to the extent possible.

•	The comparable real estate rental rates for similar properties in the same general area of the prospective property.

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Alternative uses for the property to determine if there is another use for the property that would give it higher value, including potential future conversion to urban or suburban uses, such as commercial or residential development.

•	The assessed value as determined by the local real estate taxing authority.

In addition, our Adviser will generally supplement its valuation estimate with an independent real estate appraisal in connection with each investment that it considers. These appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the tenant’s credit and the conditions of the credit markets at the time the lease transaction is negotiated. However, in certain limited situations, the actual purchase price of a property may be greater or less than its appraised value. When appropriate, our Adviser may engage experts to undertake some or all of the due diligence efforts described above.

Upon completion of a due diligence investigation and a decision to proceed with an investment, the Adviser’s investment professionals who have primary responsibility for the investment present the investment opportunity to the Adviser’s investment committee. The investment committee then determines whether to pursue the potential investment. Prior to the closing of an investment, additional due diligence may be conducted on our behalf by attorneys, independent accountants, and other outside advisers, as appropriate.

Underwriting the Tenant, Due Diligence Process, and Negotiating Lease Provisions

In addition to property selection, underwriting the tenant that will lease the property is also an important aspect of our investment process. Our Adviser will evaluate the creditworthiness of the tenant and assess its ability to generate sufficient cash flow from its agricultural operations, and other business operations as applicable, to cover its payment obligations to us pursuant to our lease. The following is a list of criteria that our Adviser may consider when evaluating potential tenants for our properties, although not all criteria may be present for each lease:

•

Experience. We believe that experience is the most significant characteristic when determining the creditworthiness of a tenant. Therefore, we seek to rent our properties to farmers that have an extensive track record of farming their property and particular crops successfully and, in some cases, to other tenants with meaningful management experience and a strong operating history.

•

Financial Strength. We evaluate each potential tenant’s financial stability, considering factors such as its rating by a national credit rating agency, if any, management experience, industry position and fundamentals, operating history and capital structure, as applicable. We primarily seek to rent to farming operations that have financial resources to invest in planting and harvesting their crops. We generally require annual financial statements of new tenants to evaluate the financial capability of the tenant and its ability to perform its obligations under the lease.

•

Adherence to Quality Standards. We seek to lease our properties to those farmers that are committed to farming in a manner that will generate high-quality crops. We intend to identify such commitment through their track records of selling produce into established distribution chains and outlets.

•

Lease Provisions that Enhance and Protect Value. When appropriate, our Adviser attempts to include lease provisions that require our consent to specified tenant activity or require the tenant to satisfy specific operating tests. These provisions may include, for example, requiring the tenant to meet operational or financial covenants or to indemnify us against environmental and other contingent liabilities. We believe that these provisions serve to protect our investments from adverse changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to us or that could reduce the value of our properties. Our Adviser generally also seeks covenants requiring tenants to receive our consent prior to any change in control of the tenant.

•

Credit Enhancement. To mitigate risk and enhance the likelihood of tenants satisfying their lease obligations, our Adviser may also seek cross-default provisions if a tenant has multiple obligations to us or seek a letter of credit or a guaranty of lease obligations from each tenant’s corporate affiliates, if any. We believe that these types of credit enhancements, if obtained, provide us with additional financial security.

•

Diversification. Our Adviser will seek to diversify our portfolio to avoid dependence on any one particular tenant, geographic location, facility type or crop type. By diversifying our portfolio, our Adviser intends to reduce the adverse effect on our portfolio of a single underperforming investment or a downturn in any particular geographic region. Many of the areas in which we purchase or finance properties are likely to have their own microclimates and, although they appear to be in close proximity to one another, generally will not be similarly affected by weather or other natural occurrences at the same time. We currently own properties in 12 different states across the U.S., and over time, we expect to expand our geographic focus to other areas of the Southeast, Pacific Northwest, Midwest, and Mid-Atlantic. We will also attempt to continue diversifying our portfolio of properties by seeking additional farmland that grows permanent crops and commodity crops, while maintaining our current focus of owning and leasing farmland that grows fresh produce annual row crops.

While our Adviser seeks tenants it believes to be creditworthy, tenants are not required to meet any minimum rating established by an independent credit rating agency. Our Adviser’s standards for determining whether a particular tenant is creditworthy will vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant is determined on a tenant-by-tenant and case-by-case basis. Therefore, general standards for creditworthiness cannot be applied. We monitor our tenants’ credit quality on an ongoing basis by, among other things, periodically conducting site visits to the properties to ensure farming operations are taking place and to assess the general maintenance of the properties. To date, no changes to credit quality of our tenants have been identified, and all tenants continue to pay pursuant to the terms of their respective leases.

Our Competitive Strengths

We believe that the following strengths differentiate us from our competitors:

•

Innovative Business Strategy: We are the first public company formed primarily to own and lease farmland with the goal of providing investors with steady income and capital appreciation, as well as a hedge against inflation.

•

Experienced Management Team: We are managed by an affiliated investment advisor registered with the SEC with over $3.0 billion of assets under management as of June 30, 2020. Our management team has a successful track record of underwriting agricultural real estate and conducting extensive due diligence on the management teams, cash flows, financial statements and risk ratings of our respective tenants. In addition, our chief executive officer has unique industry knowledge as a former owner of Coastal Berry Company (from 1997-2004)—then one of the largest integrated berry and vegetable growers, marketers, and shippers in California.

•

Focused Business Model: Our business model seeks to foster investment opportunities that are generated from our strategic relationships with agricultural real estate brokers and corporate and independent farmers.

•

Attractive Market Opportunities: We believe that attractive investment opportunities currently exist that will allow us to capitalize on investing in farmland that has demonstrated relatively steady appreciation in value and increases in rental rates with relatively low volatility.

•

Conservative Dual Underwriting Strategy: When underwriting a tenant’s farming operations and the real estate it occupies, we focus on the cash flow of the tenant and management of the farming operations as well as the intrinsic value of the property, including evaluation of access to water and other attributes.

•

Proven Ability to Execute Business Model: From our IPO in January 2013 through the date of this filing, we have invested approximately $855.2 million into the acquisition of 115 new farms, and an additional $66.0 million has been invested in the form of capital improvements on existing farms.

•

Distribution Stability: From our IPO in January 2013 through September 30, 2020, we have made 92 consecutive monthly distributions on our common stock. We currently pay monthly distributions (declared quarterly) to holders of our common stock at a rate of $0.0448 per share.

Recent Developments

Portfolio Activity

Acquisition Activity

Subsequent to June 30, 2020, through the date of this filing, we have acquired nine farms, which are summarized in the table below (dollars in thousands):

Property Name	Property Location	Acquisition Date	Total Acreage	No. of Farms	Primary Crop(s)	Lease Term	Renewal Options	Total Purchase Price	Annualized Straight- line Rent(1)
Mt. Hermon Road	Wicomico & Caroline, MD, and Sussex, DE	8/31/2020	939	5	Sod and vegetables	10.0 yrs	2 (5 yrs)	$7,346	$432
Firestone Avenue(2)(3)	Fresno, CA	9/3/2020	2,534	3	Pistachios and misc. organic & conventional vegetables	1.2 yrs	2 (5 yrs)	31,833	1,734
West Lost Hills Road(2)(3)	Fresno, CA	10/1/2020	801	1	Pistachios	1.1 yrs	4 (3 yrs)	31,827	1,560

			4,274	9				$71,006	$3,726

(1)

Annualized straight-line rent is based on the minimum cash rental payments guaranteed under the applicable leases, as required under GAAP, and excludes contingent rental payments, such as participation rents.

(2)	Lease provides for a participation rent component based on the gross crop revenues earned on the farm. The rent figure above represents only the minimum cash guaranteed under the lease.
(3)

Leases provide for initial terms of 8.2 years (Firestone Avenue) and 3.1 years (West Lost Hills Road), but each lease includes a tenant termination option at any time throughout the respective lease term (effective as of the end of the then-current lease year, as defined within each of the respective leases) should the tenant become unable to continue farming operations on the property due to death, incapacity, or disability. The lease terms stated above represent the terms through the end of the first lease year, and the annualized straight-line rent amounts represent the rent guaranteed through the noncancelable terms of the respective leases.

Leasing Activity

The following table summarizes certain leasing activity that has occurred on our existing properties subsequent to June 30, 2020, through the date of this filing (dollars in thousands):

	Number of Leases	Total Farm Acres	PRIOR LEASES			NEW LEASES
Farm Locations			Total Annualized Straight-line Rent(1)	# of Leases with Participation Rents	Lease Structure (# of NNN / NN / N)(2)	Total Annualized Straight-line Rent(1)	Wtd. Avg. Term (Years)	# of Leases with Participation Rents	Lease Structure (# of NNN / NN / N)(2)
CA & FL	4	616	$1,759	0	2/2/0	$1,796	5.3	0	3/1/0

(1)

Annualized straight-line rent is based on the minimum cash rental payments guaranteed under the applicable leases (presented on an annualized basis), as required under generally accepted accounting principles in the United States (“GAAP”), and excludes contingent rental payments, such as participation rents.

(2)

“NNN” refers to leases under triple-net lease arrangements, “NN” refers to leases under partial-net lease arrangements, and “N” refers to leases under single-net lease arrangements, in each case, as described above.

Financing Activity

Debt Activity

Since June 30, 2020, through the date of this filing, we have incurred the following new, long-term borrowings (dollars in thousands):

Lender	Date of Issuance	Principal Amount	Maturity Date	Principal Amortization	Stated Interest Rate	Expected Effective Interest Rate(1)	Interest Rate Terms
Farm Credit of the Virginias, ACA	8/31/2020	$4,481	9/1/2030	25 yrs	3.99%	3.24%	Fixed throughout term
PGIM Real Estate Finance, LLC	10/1/2020	19,042	7/1/2028	25 yrs	2.47%	2.47%	Fixed throughout term
PGIM Real Estate Finance, LLC	10/1/2020	19,096	7/1/2028	25 yrs	2.45%	2.45%	Fixed throughout term

(1)

On borrowings from the various Farm Credit associations, we receive interest patronage, or refunded interest, which is typically received in the calendar year following the year in which the related interest expense was accrued. The expected effective interest rates reflected in the table above are the interest rates net of expected interest patronage, which is based on either historical patronage actually received (for pre-existing lenders whom we have previously received interest patronage from) or indications from the respective lenders of estimated patronage to be paid (for new lenders).

In addition, since June 30, 2020, through the date of this filing, we have drawn a net amount of $5.7 million on our $75.0 million revolving equity lines of credit with Metropolitan Life Insurance Company (“MetLife”) (the “MetLife Lines of Credit”). We currently have $5.8 million outstanding on the MetLife Lines of Credit.

Equity Activity

The following table provides information on equity sales that have occurred since June 30, 2020, through the date of this filing (dollars in thousands, except per-share amounts):

Type of Issuance	Number of Shares Sold	Weighted average Offering Price Per Share	Gross Proceeds	Net Proceeds(1)
Series C Preferred Stock	345,952	$24.83	$8,589	$7,870
Common Stock – ATM Program	526,016	16.13	8,483	8,398

(1)	Net of selling commissions and dealer-manager fees or underwriting discounts (in each case, as applicable).

Subsequent to June 30, 2020, through the date of this filing, 16,417 shares of our Series B Preferred Stock were tendered for redemption at a weighted-average cash redemption price of $22.68 per share. As a result, we paid a total redemption cost of approximately $372,000 to redeem and retire these shares. In addition, 144,151 OP Units held by non-controlling OP Unitholders were tendered for redemption, and we issued 144,151 shares of common stock in exchange for such OP Units.

COVID-19

The COVID-19 pandemic continues to evolve and is currently impacting most countries, communities, and markets. Global recessionary conditions are currently expected for the remainder of 2020 and into 2021 as a direct result of the COVID-19 pandemic, although the actual impact and duration are unknown. Much of the United States economy continues to slowly re-open, but at the same time, the COVID-19 pandemic remains intense in many areas of the country.

The extent to which the COVID-19 pandemic has impacted and may further impact our business, financial condition, liquidity, results of operations, or prospects depends on numerous evolving factors that are out of our control and that we are not able to predict at this time, including, but not limited to: (i) the nature, duration, and scope of the pandemic; (ii) governmental, business, and individuals’ actions that have been and continue to be taken in response to the pandemic; (iii) the impact on economic activity from the pandemic (including the effect on market rental rates and farmland values, if any) and actions taken in response; (iv) the effect on our tenants and their farming operations, including any disruptions that would impact their ability to make rental payments to us (including, but not limited to, labor shortages and supply chain disruptions); and (v) the impact on credit markets and our ability to continue to secure debt financing.

We do not believe that the ongoing COVID-19 pandemic has materially affected our operations or those of our tenants at this point in time. Most of our farmers initially experienced increased sales volumes and higher-than-average prices because the pandemic led the public to stockpile food and other necessities. However, such volumes and prices have recently returned to more normalized levels, though demand and pricing remains above that of the prior year.

In July 2020, we granted extensions of up to 123 days to two tenants who owed semi-annual rental payments totaling approximately $343,000 (approximately 0.6% of annual portfolio cash rents). These payments were originally scheduled to be paid on July 1, 2020, and the rent deferrals we granted to these tenants extend the new due dates to be on or before November 1, 2020, with all other terms of the existing lease agreements remaining unchanged. Additional time was granted to these tenants due to delays in payments owed to them from their respective processors, which were primarily caused by the strict government-mandated lockdowns in the state of Michigan in response to COVID-19. In addition, we are currently awaiting receipt of rental payments from two other tenants who owe, in the aggregate, rental payments of approximately $925,000 (approximately 1.5% of annual portfolio cash rents), which were originally due in July 2020. The delays in these rental payments are primarily due to delays in our farmers’ receipts from certain other third parties, specifically payments from processors for crops received and sold and receipt of certain insurance payouts. We currently expect each of these issues to be resolved during October 2020, at which time we would expect to collect the rent owed to us. Based on the payment histories and current operational statuses of each of the respective tenants, we currently anticipate being able to collect these rental payments in full within the aforementioned timeframes. We have not received any further requests from tenants seeking relief as a result of COVID-19, and all other tenants are current in their rental payments to us.

While we do not currently anticipate any additional requests from tenants for rent deferrals, if we do receive additional rent relief requests in the future from tenants that have directly been materially and adversely impacted by the ongoing COVID-19 pandemic, as assessed by us, in exchange for granting any such relief, we intend to seek certain favorable lease modification terms in exchange for granting such relief, if any, including, but not limited to, extended lease terms, increased rent, and near-term rent deferral repayments. In addition, if we were to grant any rent deferrals or modifications, we anticipate that any such agreements would include partial payments in exchange for rent deferrals of varying terms, with all deferred amounts to be paid back to us over a specified, short-term period. At this time, we are unable to quantify the success of any tenant’s financial prospects, the amount of any future relief requests from tenants, or the outcome of any future relief package negotiations, if such relief is granted.

In addition, while public equity markets have experienced significant volatility lately, we do not believe there will be a credit freeze in agricultural lending in the near term that will have a material adverse impact on us. Further, we are in compliance with all of our debt covenants, and we believe we currently have adequate liquidity to cover all near-term debt obligations and operating expenses.

We currently expect values of our farmland portfolio to remain stable, and with the exception of the rent deferrals granted to the two aforementioned tenants in July 2020, we expect rental payments to continue to be paid on time for at least the foreseeable future. However, we will continue to monitor the overall situation and our portfolio and may take actions that alter our business operations as may be required by federal, state, or local authorities or that we determine are in the best interests of our personnel, tenants, or stockholders. There can be no assurance that our business and financial and operational results will not be impacted by the COVID-19 pandemic or that we will be able to pay distributions to our stockholders in the future at the same rate, or at all. See “Risk Factors—Our business may be adversely affected by the ongoing coronavirus outbreak.” in this prospectus supplement.

Pending Acquisitions

As of the date of this filing, we have entered into separate purchase agreements to acquire five farms consisting of 5,626 total acres in California and South Carolina for an aggregate proposed purchase price consisting of approximately $86.0 million in cash. Closing on these acquisitions is subject to customary conditions and termination rights for transactions of this type, including a due diligence inspection period and financing, and there can be no assurance with respect to the timing of the closing of these acquisitions or whether the acquisitions will be completed on the currently-contemplated terms, other terms, or at all.

Preliminary Estimates of Results for Three Months Ended September 30, 2020

Set forth below are certain preliminary estimates of the results of operations of the Company for the three months ended September 30, 2020. These estimates represent the most current information available to management because the Company’s financial closing procedures for the quarter ended September 30, 2020 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the three months ended September 30, 2020, and the Company’s actual results may differ materially from these estimates as a result of the completion of the Company’s financial closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial results for the three months ended September 30, 2020 are finalized. The estimates for the three months ended September 30, 2020 are not necessarily indicative of any future period and should be read together with the “Risk Factors” sections of this prospectus supplement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. The preliminary financial data included below has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PwC does not express an opinion or any other form of assurance with respect thereto.

The following reflects our preliminary net income, FFO available to common stockholders and non-controlling OP Unitholders, and lease revenues for the three months ended September 30, 2020:

Net income for the three months ended September 30, 2020 is preliminarily estimated to be between approximately $1.4 million and $1.9 million.

FFO available to common stockholders and non-controlling OP Unitholders for the three months ended September 30, 2020 is preliminarily estimated to be between $0.14 per share and $0.16 per share.

Lease revenues for the three months ended September 30, 2020 is preliminarily estimated to be between approximately $13.6 million and $14.3 million, including participation rent amounts of between approximately $0.8 million and $1.1 million.

The following table provides a reconciliation of the preliminary estimated range of the Company’s FFO available to common stockholders and non-controlling OP Unitholders for the three months ended September 30, 2020, to the most directly comparable GAAP measure, net income available to common stockholders and non-controlling OP Unitholders. As part of the reconciliation of estimated FFO, a non-GAAP measure provided for the quarter ended September 30, 2020, we have included an estimated range of the nearest GAAP measure, net income and related adjustments, based on our preliminary estimates for the corresponding period. Our preliminary estimates are not complete and the figures provided in the reconciliation are subject to significant change based on a number of factors, and are provided solely for purposes of the reconciliation, and not for any other purpose. Investors are cautioned not to rely on these figures for any investment-related decision. The actual net income, determined in accordance with GAAP, will be as presented in our quarterly report on Form 10-Q and may be greater or less than the current estimated range.

	Three Months Ended
	September 30, 2020
Net income	$1,449	–	$1,910
Less: Aggregate dividends declared on preferred stock	(2,361)	–	(2,361)

Net loss available to common stockholders and non-controlling OP Unitholders	(912)	–	(450)

Plus: Real estate and intangible depreciation and amortization	3,994	–	3,994
Less: Gains on dispositions of real estate assets, net	(6)	–	(6)
Adjustments for unconsolidated entities	5	–	5

FFO available to common stockholders and non-controlling OP Unitholders	$3,081	–	$3,542

The Company believes that FFO available to common stockholders and non-controlling OP Unitholders is useful to investors because it provides investors with a further context for evaluating the Company’s FFO results in the same manner that investors use net income, in evaluating net income available to common stockholders and non-controlling OP Unitholders. In addition, because most real estate investment trusts (“REITs”) provide this metric to the investment community, the Company believes FFO available to common stockholders and non-controlling OP Unitholders is a useful supplemental measure when comparing us to other REITs. The Company believes that net income is the most directly comparable measure to FFO under GAAP.

All preliminary estimates for the quarter ended September 30, 2020 are subject to revision as we prepare our financial statements and disclosure for the three months ended September 30, 2020, and such revisions may be significant. Final figures will be presented in our Quarterly Report on Form 10-Q for the period ended September 30, 2020 and may be greater or less than the current estimated range.

The Offering

Issuer	Gladstone Land Corporation

Securities offered	1,650,000 shares of common stock (or 1,897,500 shares of common stock if the underwriters exercise their over-allotment option in full)

Public offering price per share	$14.40

Common stock outstanding prior to this offering	22,204,906 shares of common stock

Common stock to be outstanding after this offering	23,854,906 shares of common stock (or 24,102,406 shares of common stock if the underwriters exercise their over-allotment option in full)

Nasdaq symbol	“LAND”

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $22.6 million (or approximately $26.0 million if the underwriters exercise their over-allotment option in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. Through our Operating Partnership, we intend to use the proceeds from this offering to repay existing indebtedness, including the balances outstanding under our lines of credit with MetLife (as defined and discussed herein), fund future property acquisitions in accordance with our investment objectives and to pay related property acquisition expenses and for other general corporate purposes. See “Use of Proceeds” on page S-23 of this prospectus supplement.

Dividends and distributions	We pay monthly cash distributions to holders of our common stock at the current rate of $0.0448 per share. Distributions are authorized by our Board of Directors each quarter for the ensuing three monthly distributions. Distributions are authorized and paid at the discretion of our Board of Directors and are based upon the circumstances at the time of authorization. Our next monthly cash distribution is payable on October 30, 2020 to stockholders of record as of the close of business on October 23, 2020. We anticipate initial investors in this offering will be eligible to receive the October distribution.

Restriction on ownership	To assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, ownership, actual or constructive, by any person of more than 3.3% in value of shares of our capital stock or 3.3% in value or number (whichever is more restrictive) of shares of our common stock is restricted by our charter. This restriction may be waived by our Board of Directors in its sole and absolute discretion, prospectively or retroactively, upon the satisfaction of certain conditions. See “Certain Provisions of Maryland Law and of our Charter and Bylaws” on page 46 in the accompanying prospectus.

Risk factors	An investment in shares of our common stock involves substantial risks, and prospective investors should carefully consider the matters discussed in the “Risk Factors” sections in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

For additional information regarding our common stock, see “Description of Capital Stock” on page 8 of the accompanying prospectus.

RISK FACTORS

Your investment in shares of our common stock involves substantial risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as in the accompanying prospectus, our Annual Report on Form  10-K for the year ended December  31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2020 and June 30, 2020, and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether an investment in shares of our common stock is suitable for you. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO, adjusted FFO (“AFFO”), our ability to make cash distributions to holders of our common stock and prospects could be materially and adversely affected, the market price of our common stock could decline and you may lose all or part of your investment. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

Additional Risk Factors Related to Our Business

Our business may be adversely affected by the ongoing coronavirus outbreak.

As of the date of this prospectus supplement, the outbreak of a novel and highly contagious form of coronavirus (COVID-19), which the World Health Organization has declared a Public Health Emergency of International Concern is continuing. The outbreak of COVID-19 has resulted in numerous deaths adversely impacted global commercial activity and contributed to significant volatility in certain equity and debt markets. The global impact of the outbreak continues to evolve, and many countries have reacted by instituting quarantines, prohibitions on travel and the closure of offices, businesses, schools, retail stores and other public venues. Businesses also implemented similar precautionary measures. In April 2020, the national unemployment rate reached its highest level since the Great Depression, and in June 2020, the National Bureau of Economic Research officially declared that the United States had fallen into a recession. The duration and severity of this economic slowdown remains uncertain. Much of the United States economy is now in the process of reopening, but, at the same time, the pandemic is intensifying in many areas of the country. Accordingly, some jurisdictions have rolled back reopening plans, and more widespread reinstatement of directives and mandates requiring businesses to again curtail or cease normal operations remains a possibility. Such measures, as well as the general uncertainty surrounding the dangers and impact of COVID-19, continue to create significant disruption in supply chains and economic activity and have had and are likely to continue to have a particularly adverse impact on transportation, hospitality, tourism, entertainment and other industries. As COVID-19 continues to spread, the potential impacts are increasingly uncertain and difficult to assess.

Any public health emergency, including any outbreak of COVID-19, SARS, H1N1/09 flu, avian flu, other coronavirus, Ebola or other existing or new epidemic diseases, or the threat thereof, could have a significant adverse impact on the Company and could adversely affect the Company’s ability to fulfill its investment objectives.

The extent of the impact of any public health emergency on the Company’s operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergencies on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity, and the extent of its disruption to important global, regional, and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. The effects of a public health emergency may disrupt the operations of our tenant-farmers and pose the risk that they may be prevented from conducting normal business activities for an unknown period of time, including shutdowns that may be requested or mandated by governmental authorities. We cannot accurately estimate the impact that a public health threat could have on our farmland portfolio, but it could disrupt the businesses of our tenant-farmers and impact their ability to make lease payments to us, thereby decreasing the overall value of our leasehold interests in the properties, which could adversely impact our business, financial condition, or results of operations.

Further, the operations of the Company may be significantly impacted, or even temporarily or permanently halted, as a result of government shelter-in-place measures, voluntary and precautionary restrictions on travel or meetings, paused or reversed reopening orders, and other factors related to a public health emergency, including its potential adverse impact on the health of the Adviser’s and Administrator’s personnel. As a result, there is a risk that this crisis could adversely impact the Company’s ability to source, manage and divest investments and the Company’s ability to achieve its investment objectives, all of which could result in significant losses to the Company and could impact the Company’s ability to make interest, dividend and distribution payments to stockholders, including their respective amounts.

There are material limitations with making estimates of our results for current or prior periods prior to the completion of our and our auditors’ normal review procedures for such periods.

The estimated results contained in “Prospectus Supplement Summary—Recent Developments” are not a comprehensive statement of our financial results for the quarter ended September 30, 2020 and have not been reviewed or audited by our independent registered public accounting firm. Our consolidated financial statements for the quarter ended September 30, 2020 will not be available until after this offering is completed, and, consequently, will not be available to investors prior to investing in this offering. The final financial results for the quarter ended September 30, 2020, may vary from our expectations and may be materially different from the preliminary financial estimates we have provided due to completion of quarterly close procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized. As part of the reconciliation of estimated FFO, a non-GAAP measure provided for the quarter ended September 30, 2020, we have included an estimated range of the nearest GAAP measure, net income and related adjustments, based on our preliminary estimates for the corresponding period. Our preliminary estimates are not complete and the figures provided in the reconciliation are subject to significant change based on a number of factors, and are provided solely for purposes of the reconciliation, and not for any other purpose. Investors are cautioned not to rely on these figures for any investment-related decision. The actual net income, determined in accordance with GAAP, will be as presented in our quarterly report on Form 10-Q and may be greater or less than the current estimated range. Accordingly, investors should not place undue reliance on such preliminary financial estimates.

Risks Related to the Offering

This offering is expected to be dilutive, and there may be future dilution related to our common stock.

Giving effect to the issuance of shares of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering will have a dilutive effect on our expected earnings per share and FFO per share for the quarter ending June 30, 2020. The actual amount of dilution cannot be determined at this time and will be based upon numerous factors. Additionally, but subject to certain 45-day lock-up restrictions described under the caption “Underwriting” in this prospectus supplement, we are not restricted from issuing additional securities, including common stock, preferred stock and securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, preferred stock or any substantially similar securities. We may issue additional securities through our at-the-market offering program and additional underwritten or other types of offerings to repay indebtedness, fund acquisitions and for other general corporate purposes. Future issuances or sales of substantial amounts of our common stock may be at prices below the offering price of the common stock offered by this prospectus supplement and may result in further dilution in our earnings per share and FFO per share and adversely impact the market price of our common stock.

Our redemption of OP Units could result in the issuance of a large number of new shares of our common stock and/or force us to expend significant cash, which may limit our funds necessary to make distributions on our common stock.

As of the date of this prospectus supplement, there are no outstanding OP Units held by non-controlling OP Unitholders. However, historically we have had, and in the future there may be, OP Units held by non-controlling limited partners outstanding and eligible to be tendered for redemption. At our election, we may satisfy the redemption in cash or through the issuance of shares of our common stock on a one-for-one basis. The limited partners’ redemption right may not be exercised if and to the extent that the delivery of the shares upon such exercise would result in any person violating the ownership and transfer restrictions set forth in our charter. If a large number of OP Units were redeemed, it could result in the issuance of a large number of new shares of our common stock, which could dilute our existing stockholders’ ownership. Alternatively, if we were to redeem a large number of OP Units for cash, we may be required to expend significant amounts to pay the redemption price, which may limit our funds necessary to make distributions on our common stock. Further, if we do not have sufficient cash on hand at the time the OP Units are tendered for redemption, we may be forced to sell additional shares of our common stock in order to raise cash, which could cause dilution to our existing stockholders and adversely affect the market price of our common stock.

The number of shares of our common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.

We cannot predict whether future issuances or sales of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The issuance of substantial numbers of shares of our common stock in the public market or the perception that such issuances might occur, the exchange of OP Units for shares of common stock, the issuance of our common stock or OP Units in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in ways with which you may not agree with or may not otherwise be considered appropriate. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

We have a substantial amount of indebtedness outstanding, which may expose us to the risk of default under our debt obligations, restrict our operations and our ability to grow our business and revenues and restrict our ability to pay distributions to our stockholders.

As of June 30, 2020, we had approximately $491.5 million of outstanding indebtedness (net of approximately $3.1 million of unamortized debt issuance costs), some of which is secured by mortgages on our farms. We intend to incur additional debt in connection with future acquisitions or for other purposes and, if necessary, we may borrow funds to make distributions to our stockholders in order to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. To the extent that we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through new debt or equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our stockholders. If we are unable to refinance our debt on acceptable terms or at all, we may be forced to dispose of farms at inopportune times or on disadvantageous terms, which could result in losses. In addition, our debt agreements include customary events of default, the occurrence of any of which, after any applicable cure period, would permit the lenders to, among other things, accelerate payment of all amounts outstanding under the loans and to exercise their remedies with respect to the collateral, including foreclosure and sale of the agricultural real estate securing the loans. Certain of our debt agreements also contain cross-default provisions that give the lender the right, in certain circumstances, to declare a default if we are in default under other loans. If any one of these events were to occur, our financial condition, results of operations, cash flow and ability to pay distributions to our stockholders could be materially and adversely affected.

We may be unable to complete any pending acquisitions, which would adversely affect our ability to make distributions to our stockholders and could have a material adverse impact on our results of operations, earnings and cash flow.

We cannot assure you that we will complete any pending acquisitions on the terms described in this report or other reports the Company may file or furnish in future SEC filings, because these transactions are subject to a variety of conditions, including, in the case of properties under contract, the execution of a mutually agreed-upon lease between us and the proposed tenant, our satisfactory completion of due diligence and the satisfaction of customary closing conditions. These transactions, whether or not successful, require substantial time and attention from management. Furthermore, the pending acquisitions require significant expense, including expenses for due diligence, legal and accounting fees and other costs. If we are unable to complete any potential acquisitions, we would still incur the costs associated with pursuing those investments, but would not generate the revenues and net operating income that we currently anticipate, which would adversely affect our ability to make distributions to our stockholders and could have a material adverse impact on our financial condition, results of operations and the market price of our common shares.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms.

Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to identify properties that meet our investment objectives or that any investment we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could adversely affect our financial condition and operating results.

Holders of our Series A Term Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and future holders of any securities ranking senior to our common stock have dividend and liquidation rights that are senior to the rights of the holders of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities. Upon liquidation, any holders of Series A Term Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and future holders of any securities ranking senior to our common stock will be entitled to receive their liquidation preference in full before we can pay distributions of remaining proceeds to all holders of shares of our common stock, such as, preferred securities and debt securities, if any, and lenders with respect to other borrowings, such as our line of credit, would receive a distribution of our available assets prior to the holders of our common stock. If we decide to issue additional preferred stock, it would have a priority right to dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.

Market price and trading volume of our common stock has been volatile and may continue to be so following this offering, which may adversely impact the market for shares of our common stock and make it difficult to sell your shares.

Stock markets, including the Nasdaq on which our common stock is listed, have from time to time experienced significant price and volume fluctuations, including, for example, the volatility resulting form the COVID-19 pandemic. As a result, the market price of shares of our common stock may be similarly volatile, and holders of shares of our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The offering price for shares of our common stock has been determined by negotiation between us and the underwriters. You may not be able to sell your shares of common stock at or above the offering price.

In addition, the trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. One of the factors that may influence the price of our common stock is the annual yield from distributions on our common stock as compared to yields on other financial instruments. An increase in market interest rates, which may lead prospective purchasers of our common stock to demand a higher annual yield, or a decrease in our distributions to stockholders, could reduce the market price of our common stock.

Other factors that could significantly affect the market price of our common stock include the following:

•	the impact of COVID-19 on our business, results of operations, liquidity and financial condition;

•	actual or anticipated variations in our operating results, FFO and AFFO, cash flows or liquidity;

•	changes in earnings estimates of analysts and any failure to meet such estimates;

•	changes in our distribution policy;

•	publication of research reports about us or the agricultural real estate industry generally;

•	availability of capital;

•	changes in market valuations of agricultural real estate;

•

adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near- and medium-term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

•	additions or departures of key management personnel, including our ability to find attractive replacements;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus;

•	changes in regulatory policies or tax laws, particularly with respect to REITs;

•	price and volume fluctuations in the stock market from time to time, which are often unrelated to the operating performance of particular companies;

•

significant volatility in the market price and trading volume of shares of REITs, real estate companies, agricultural companies or other companies in our sector, which is not necessarily related to the performance of those companies;

•	investor confidence in the stock market; and

•	general market and economic conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline, regardless of our financial performance, condition and prospects. It is impossible to provide any assurance that the market price of our common stock will not decline in the future, and it may be difficult for our stockholders to resell their shares of our common stock at prices that they find attractive, or at all.

Shares of our common stock have been thinly traded in the past.

Although a trading market for our common stock exists, the trading volume has not been significant and there can be no assurance that an active trading market for our common stock will be sustained in the future. As a result of the thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, an investor may be unable to liquidate his or her investment in us. Trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter permits otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences upon dissolution senior to those of our common stock.

We have paid, may continue to pay, or may in the future pay distributions from offering proceeds, borrowings or the sale of assets to the extent our cash flow from operations or earnings are not sufficient to fund declared distributions. Rates of distribution to you will not necessarily be indicative of our operating results. If we make distributions from sources other than our cash flows from operations or earnings, we will have fewer funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including the net proceeds from this offering. There is no limit on the amount of offering proceeds we may use to pay distributions. During the early stages of our operations following our IPO in January of 2013, we funded certain of our distributions from the net proceeds of the IPO, borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. To the extent we fund distributions from sources other than cash flow from operations, such distributions may constitute a return of capital and we will have fewer funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain.

If the properties we acquire or invest in do not produce the cash flow that we expect in order to meet our REIT minimum distribution requirement, we may decide to borrow funds to meet the REIT minimum distribution requirements, which could adversely affect our overall financial performance.

We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which may decrease future distributions to stockholders.

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

Except for certain qualified institutional investors, which are limited to holding 9.8% in the value of the outstanding shares of our capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, our charter generally restricts direct or indirect ownership by one person or entity to no more than 3.3% in value of the outstanding shares of our capital stock or 3.3% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter grants our Board of Directors the right to classify or reclassify any unissued shares of capital stock, increase or decrease the authorized number of shares and establish the preference and rights of any preferred stock without stockholder approval.

Under our charter, we currently have authority to issue 65,500,000 shares of common stock and 34,500,000 shares of preferred stock, 2,000,000 of which have been classified as shares of our Series A Term Preferred Stock, 6,500,000 have been classified as our Series B Preferred Stock and 26,000,000 of which have been classified as our Series C Preferred Stock. Our Board of Directors has the authority, without a stockholders’ vote, to classify or reclassify any unissued shares of stock, including common stock, into preferred stock (or vice versa), to increase or decrease the authorized number of shares of common stock and preferred stock and to establish the preferences and rights of any preferred stock or other class or series of shares to be issued. Because our Board of Directors has the power to establish the preferences and rights of additional classes or series of stock without a stockholders’ vote, our Board of Directors may give the holders of any class or series of stock preferences, powers and rights, including voting rights, senior to the rights of holders of existing stock.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $22.6 million (or approximately $26.0 million if the underwriters exercise their over-allotment option in full) after deducting the underwriting discount and commissions and other estimated offering expenses of approximately $125,000 payable by us.

Through our Operating Partnership, we intend to use the net proceeds of the offering:

•	to repay existing indebtedness, including the balances outstanding under the MetLife Lines of Credit (as discussed below);

•	to fund property acquisitions in accordance with our investment objectives and to pay related property acquisition expenses; and

•	for other general corporate purposes.

As of October 7, 2020, there was no balance drawn under our $75.0 million long-term note payable with MetLife (the “New MetLife Term Note”), and there was an aggregate outstanding balance of $5.8 million on the MetLife Lines of Credit (together with the New MetLife Term Note, the “New MetLife Facility”). The interest rate per annum applicable to the MetLife Lines of Credit is equal to the three-month LIBOR plus a spread of 2.00%, with a minimum annualized rate of 2.50%, plus an unused fee ranging from 0.10% to 0.20% on undrawn amounts. As of October 7, 2020, the maximum amount available to draw, in aggregate, under the New MetLife Facility was approximately $18.5 million. Capacity to borrow under this facility is limited to 60% of the appraised value of property that is pledged as collateral. As of October 7, 2020, we also have approximately $159.2 million outstanding under our prior $200.0 million of term notes with MetLife (the “Prior MetLife Term Notes”). The blended interest rate per annum applicable to the Prior MetLife Term Notes was 3.42% and is subject to adjustment in January 2027 based on the then-reported yield rate for U.S. Treasury obligations and a spread determined by the lender.

Pending application of any portion of the net proceeds as described above, we may invest it in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain our qualification as a REIT for federal income tax purposes. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and governmental agency securities, certificates of deposit and interest-bearing bank deposits.

CAPITALIZATION

The following table sets forth our capitalization:

•	on an actual basis, as of June 30, 2020,

•

on a pro-forma basis to reflect recent acquisitions completed, financings obtained, and equity sold since June 30, 2020, (see “Recent Developments” for additional information on these transactions), and

•

on an as adjusted basis to reflect (i) the sale of 1,650,000 shares of our common stock offered by us in this offering after the deduction of the underwriting discounts and commissions and other estimated expenses payable by us and (ii) the application of the net proceeds as set forth under “Use of Proceeds.” The table does not give effect to the issuance of up to 247,500 additional shares of our common stock that may be sold pursuant to the underwriters’ over-allotment option.

You should read this table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December  31, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and our consolidated financial statements, related notes, and other financial information that we have incorporated by reference into this prospectus supplement and the accompanying prospectus.

(Dollars in thousands):

	Actual	Pro-Forma	As Adjusted
Cash and cash equivalents	$24,779	$17,988	$34,851

Debt:
Borrowings under lines of credit	$100	$5,800	$100
Mortgage notes and bonds payable, net	491,538	534,157	534,157
Series A cumulative term preferred stock, $0.001 par value; $25.00 per-share liquidation preference; 2,000,000 shares authorized; 1,150,000 shares issued and outstanding.	28,476	28,476	28,476

Total debt	$520,114	$568,433	$562,733

Equity:
Stockholders’ equity:
Series B cumulative redeemable preferred stock, $0.001 par value, $25.00 per share liquidation preference; 6,472,482 shares authorized; 5,972,482 shares issued and outstanding as of June 30, 2020, actual; 5,956,065 shares issued and outstanding, pro-forma; and 5,956,065 shares issued and outstanding, as adjusted	$6	$6	$6
Series C cumulative redeemable preferred stock, $0.001 par value, $25.00 per share liquidation preference; 26,000,000 shares authorized; 130,702 shares issued and outstanding as of June 30, 2020, actual; 476,654 shares issued and outstanding, pro-forma; and 476,654 shares issued and outstanding, as adjusted	—	—	—
Common stock, $0.001 par value; 65,527,518 shares authorized; 21,534,739 shares issued and outstanding as of June 30, 2020, actual; 22,204,906 shares issued and outstanding, pro-forma; and 23,854,906 shares issued and outstanding, as adjusted	22	22	24
Additional paid-in capital	352,677	369,720	392,281
Accumulated other comprehensive loss	(1,816)	(1,816)	(1,816)
Distributions in excess of accumulated earnings	(45,653)	(45,653)	(45,653)

Total stockholders’ equity	305,236	322,279	344,842

Non-controlling interests in Operating Partnership	1,147	—	—

Total equity	$306,383	$322,279	$344,842

Total capitalization	$826,497	$890,712	$907,575

COMMON STOCK AND DISTRIBUTIONS

Our common stock is listed on Nasdaq under the symbol, “LAND.” Distributions to common stockholders are declared quarterly and paid monthly.

The decision as to whether to authorize and pay distributions on shares of our common stock in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole and absolute discretion of our Board of Directors in light of conditions then existing, including our earnings, taxable income, FFO, adjusted FFO, financial condition, liquidity, capital requirements, debt maturities, the availability of capital, contractual prohibitions or other restrictions, applicable REIT and legal restrictions and general overall economic conditions and other factors. While the statements in this prospectus supplement concerning our distribution policy represent our current expectations, any actual distribution payable will be determined by our Board of Directors based upon the circumstances at the time of authorization and the actual number of shares of common stock then outstanding, and any future cash distribution payable on our common stock may vary from such expected amounts.

As of October 1, 2020, there were 13 registered holders of record. The transfer agent and registrar for our common stock is Computershare Inc.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated October 8, 2020, by and among us, the Operating Partnership and Janney Montgomery Scott LLC, as representative of the underwriters named below and the book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number Of Shares
Janney Montgomery Scott LLC	825,000
Ladenburg Thalmann & Co. Inc.	165,000
B. Riley Securities, Inc.	165,000
Aegis Capital Corp.	206,250
Kingswood Capital Markets, division of Benchmark Investments, Inc.	57,750
Maxim Group LLC	82,500
National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation	115,500
Wedbush Securities Inc.	33,000
Total	1,650,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ and trustees’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.388 per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. Sales of shares of common stock may be made by affiliates of certain of the underwriters.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase the over-allotment shares.

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Public offering price	$14.40	$14.40	$23,760,000	$27,324,000
Underwriting discounts and commissions paid by us	$0.648	$0.648	$1,069,200	$1,229,580
Proceeds to us, before expenses	$13.752	$13.752	$22,690,800	$26,094,420

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $125,000.

Listing

Our common stock is listed on Nasdaq under the trading symbol “LAND.”

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate 247,500 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions and less an amount per share equal to any dividend or distribution declared by us and payable on the shares initially purchased by the underwriters but not on the shares to be purchased upon exercise of such option. The underwriters may exercise such option only to cover over-allotments in the sale of shares of common stock offered by this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Settlement

We expect that delivery of the shares will be made against payment therefor on or about October 13, 2020, which will be the second business day following the pricing of the shares. Under Rule 15c6-1 of the Exchange Act, as amended, trades in the secondary market generally will be required to settle in two business days after the date the shares are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares on the date of this prospectus supplement will be required, by virtue of the fact that the shares will settle within two business days (T+2), to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

No Sales of Similar Securities

We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly, for a period of 45 days:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act of shares of our common stock, or

•

otherwise dispose of any shares of our common stock, options or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into our common stock currently or hereafter owned either of record or beneficially, or

•	publicly announce an intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement without the prior written consent of Janney Montgomery Scott LLC.

This restriction terminates after the close of trading of the common stock on and including the 45th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

•	during the last 17 days of the 45 day period, we issue an earnings release or material news or a material event relating to us occurs, or

•	prior to the expiration of the 45 day period, we announce that we will release earnings results during the 16 day period beginning on the last day of the 45 day period,

then, in either such case, the expiration of the 45 day period will be extended until the expiration of the 18 day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless, at the expiration of the 45 day period, shares of our common stock are “actively traded securities” (as defined in Regulation M) and we meet the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by FINRA Rule 2241.

Janney Montgomery Scott LLC may, in its sole discretion and at any time or from time to time before the termination of the 45 day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

“Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they may routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Hong Kong

The contents of this document have not been reviewed or approved by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer of the shares. This document does not constitute an offer or invitation to any member of the public in Hong Kong to acquire or subscribe for any shares. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

This document has not been, and will not be, registered as a prospectus (as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong)) (the “Companies (WUMP) Ordinance) in Hong Kong. Accordingly, unless expressly permitted by the securities laws of Hong Kong, no person may distribute or issue or have in its possession for the purpose of distribution and issue, this document or any abridged version of this document or any advertisement, invitation or document relating to the shares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, any member of the public in Hong Kong other than in relation to shares which are or are intended to be disposed of only to “professional investors” (as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and the subsidiary legislation made thereunder); or in circumstances which do not result in this document being a “prospectus” as defined in the Companies (WUMP) Ordinance; or which do not constitute an offer or an invitation to any member of the public in Hong Kong.

The offer of the shares is personal to the person to whom this document has been delivered, and a subscription for shares will only be accepted from such person. No person to whom a copy of this document is issued may issue, circulate or distribute this document in Hong Kong, or make or give a copy of this document to any other person.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore and the shares will be offered pursuant to exemptions under the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation, or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or any person pursuant to Section 275(1A) of the SFA or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Future (Offers of Investments (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are ‘prescribed capital markets products’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

Gladstone Land Corporation has not been licensed for distribution to non-qualified investors with the Swiss Financial Market Supervisory Authority FINMA (FINMA) as a foreign collective investment scheme pursuant to article 120 para. 1 of the Swiss Federal Act on Collective Investment Schemes of June 23, 2006, as amended (CISA) and no representative or paying agent in Switzerland have been appointed pursuant to article 120 para. 4 CISA. Accordingly, the shares of common stock may only be offered, advertised or otherwise distributed, directly or indirectly, in or from Switzerland and this prospectus supplement and any other marketing or offering documents relating to Gladstone Land Corporation may only be distributed in or from Switzerland by way of distribution to financial intermediaries that are subject to prudential supervision by FINMA as defined in article 10 para. 3 lit. a CISA and its implementing ordinance or insurance institutions that are subject to prudential supervision by FINMA as defined in article 10 para. 3 lit. b CISA and its implementing ordinance. Investors in the shares of common stock do not benefit from the specific investor protection provided by CISA and the supervision by the FINMA in connection with the licensing for distribution or the appointment of a representative and a paying agent in Switzerland.

LEGAL MATTERS

Certain legal matters and certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the common stock to be issued in connection with this offering, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP. Bass, Berry & Sims PLC and Squire Patton Boggs (US) LLP may rely as to certain matters of Maryland law upon the opinion of Venable LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Report of Management on Internal Controls over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments, if any, to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through our website at www.GladstoneLand.com. A request for any of these reports may also be submitted to us by sending a written request addressed to Investor Relations, Gladstone Land Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102, or by calling our toll-free investor relations line at 1-866-366-5745. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede such information.

We previously filed the following documents with the SEC and such filings are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February  19, 2020 (including portions of our definitive Proxy Statement for the 2020 Annual Meeting of Stockholders, filed with the SEC on March  30, 2020 that are specifically incorporated therein by reference);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 5, 2020; and

•	Current Reports on Form 8-K, filed January 15, 2020, February 20, 2020, April 3, 2020, May 12, 2020 and May 15, 2020.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or the offering of these securities is otherwise terminated, provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement and in the accompanying prospectus. Information that we subsequently file with the SEC as aforesaid will automatically update and may supersede information in this prospectus supplement and the accompanying prospectus and information that we previously filed with the SEC.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s website as described in “Where You Can Find More Information.” Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by writing or calling our Investor Relations Department at the following address and telephone number.

Investor Relations

Gladstone Land Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5800

PROSPECTUS

$1,000,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Subscription Rights

Units

We may offer and sell, from time to time, one or more series or classes of common stock, preferred stock, warrants, debt securities, depositary shares, subscription rights and units (collectively, the “securities”). We may offer these securities with an aggregate initial public offering price of up to $1,000,000,000, or its equivalent in a foreign currency based upon the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes upon election, among other purposes. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you make your investment decision.

Our common stock, par value $0.001 per share, and 6.375% Series A Cumulative Term Preferred Stock, par value $0.001 per share, trade on the Nasdaq Global Market under the symbols “LAND” and “LANDP,” respectively.

We are a “smaller reporting company” under applicable federal securities laws, and, as such, we are subject to reduced public company reporting requirements. Investing in our securities involves substantial risks. See “Risk Factors” on page 7 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC from time to time.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2020

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide to you in connection with an offering of securities. You must not rely upon any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits thereto. For further information, we refer you to the registration statement, including any amendments thereto, including its exhibits.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of such offering. Any accompanying prospectus supplement or free writing prospectus may also update, add to, amend or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also, documents we subsequently file with the SEC and incorporate by reference in this prospectus and any accompanying prospectus supplement may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future performance and financial condition, results of operations and funds from operations (“FFO”), our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “should,” “would,” and variations of these words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business strategy;

•	our ability to implement our business plan, including our ability to continue to expand both geographically and by crop type;

•	pending and future transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements on favorable terms;

•	estimates relating to our future distributions;

•	estimates regarding potential rental rate increases and occupancy rates;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•

estimates of our future operating expenses, including payments to Gladstone Management Corporation and Gladstone Administration, LLC under the terms of our fourth amended and restated investment advisory agreement (the “Advisory Agreement”) with our Adviser (as defined below), and our second amended and restated administration agreement (the “Administration Agreement”) with our Administrator (as defined below), respectively;

•	our compliance with tax laws, including our ability to maintain our qualification as a REIT for federal income tax purposes;

•	the impact of technology on our operations and business, including the risk of cyberattacks, cyberliability, or potential liability for breaches of our privacy or information security systems;

•	projected capital expenditures; and

•	use of the proceeds of this offering, availability of our lines of credit, long-term mortgage, borrowings, current and future stock offerings and other future capital resources, if any.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	our ability to successfully complete pending and future property acquisitions;

•	general volatility of the capital markets and the market price of capital stock;

•	failure to maintain our qualification as a REIT and risks of change in laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business and investment strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including other agricultural REITs;

•

availability, terms and deployment of capital, including the ability to maintain and borrow under our lines of credit and mortgage loan facility, arrange for long-term mortgages on our properties and raise equity capital;

•	our Adviser’s and our Administrator’s ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in the environment, our industry, interest rates or the general economy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters;

•	environmental liabilities for certain of our properties and uncertainties and risks related to natural disasters or climatic changes impacting the regions in which our tenants operate; and

•	the loss of any of our key officers, such as Mr. David Gladstone, our chairman, president and chief executive officer, or Mr. Terry Lee Brubaker, our vice chairman and chief operating officer.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein and therein from our Annual Report on Form 10-K for the year ended December 31, 2019, and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

THE COMPANY

Unless the context otherwise requires or indicates, each reference in this prospectus to (i) “we,” “our,” “us” and the “Company” means Gladstone Land Corporation, a Maryland corporation, and its consolidated subsidiaries, (ii) the “Operating Partnership” means Gladstone Land Limited Partnership, a majority-owned, consolidated subsidiary of the Company and a Delaware limited partnership, (iii) the “Adviser” means Gladstone Management Corporation, the external adviser of the Company and a Delaware corporation, and (iv) the “Administrator” means Gladstone Administration, LLC, the external administrator of the Company and a Delaware limited liability company. The term “you” refers to a prospective investor.

We are an externally-managed, agricultural REIT that was re-incorporated under the General Corporation Law of the State of Maryland (the “MGCL”) on March 24, 2011, having been previously re-incorporated in Delaware on May 25, 2004. We are primarily in the business of owning and leasing farmland; we are not a grower, nor do we typically farm the properties we own.

Upon the pricing of our initial public offering (the “IPO”), on January 29, 2013, our shares of common stock began trading on Nasdaq Global Market (“Nasdaq”) under the symbol “LAND.” Our shares of 6.375% Series A Cumulative Term Preferred Stock, $0.001 par value per share (the “Series A Term Preferred Stock”), are traded on Nasdaq under the symbol “LANDP.” In addition, we have registered our 6.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and our 6.00% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”). Neither the Series B Preferred Stock nor the Series C Preferred Stock is listed on a national securities exchange, and there is currently no public market for shares of either the Series B Preferred Stock or Series C Preferred Stock.

Prior to 2004, we were engaged in the owning and leasing of farmland, as well as an agricultural operating business whereby we engaged in the farming, contract growing, packaging, marketing and distribution of fresh berries, including commission selling and contract cooling services to independent berry growers. In 2004, we sold our agricultural operating business, and since then, our operations have generally consisted of leasing our farms to third-party tenants.

As of February 19, 2020, we owned 113 farms comprised of approximately 88,000 total acres across 10 states in the U.S. (Arizona, California, Colorado, Florida, Michigan, Nebraska, North Carolina, Oregon, Texas and Washington). We also own several farm-related facilities that are necessary to the farming of the underlying farmland, such as cooling facilities, packinghouses, processing facilities and various storage facilities. These farms and facilities are currently leased to 70 different, unrelated third-party tenants who grow over 45 different types of crops on our farms. Historically, our farmland has predominantly been concentrated in locations where tenants are able to grow fresh produce annual row crops (e.g., certain berries and vegetables), which are typically planted and harvested annually. However, since our IPO, we have diversified the variety of crops grown on our farms, and we now also own farms that grow permanent crops (e.g., almonds, pistachios, blueberries and wine grapes), as well as several farms that grow commodity crops (e.g., corn and beans). While our focus remains on farmland growing fresh produce annual row crops, in the future, we expect to acquire additional farmland that grows permanent crops, and to a lesser extent, commodity crops, as well as more farm-related facilities.

We generally lease our properties on a triple-net basis, an arrangement under which, in addition to rent, the tenant is required to pay the related taxes, insurance costs (including drought insurance if we were to acquire properties that depend upon rainwater for irrigation), maintenance and other operating costs. Except in unique circumstances, we do not intend to enter into the business of growing, packing, or marketing farmed products; however, if we do so in the future, we expect that it would be through a taxable REIT subsidiary (“TRS”).

We conduct substantially all of our business activities through an Umbrella Partnership Real Estate Investment Trust (“UPREIT”) structure, by which all of our properties are held, directly or indirectly, by Gladstone Land Limited Partnership (the “Operating Partnership”). We control the sole general partner of the

Operating Partnership and currently own, directly or indirectly, approximately 98.7% of the common units of limited partnership interest in the Operating Partnership (“OP Units”). We have in the past, and may in the future, offer equity ownership in our Operating Partnership by issuing additional OP Units to farmland owners in consideration for acquiring their farms. See “Our Investment Process—Types of Investments” below for additional information regarding OP Units.

We have elected to be taxed as a REIT for federal tax purposes beginning with the year ended December 31, 2013. As a REIT, we generally will not be subject to U.S. federal income taxes on amounts that we distribute to our stockholders, provided that, on an annual basis, we distribute at least 90% of our REIT taxable income to our stockholders and satisfy certain other requirements, including requirements related to the sources of our gross income, the nature of our assets, and the diversity of our stock ownership. In addition, we have elected for Gladstone Land Advisers, Inc. (“Land Advisers”), a wholly-owned subsidiary of our Operating Partnership, to be taxed as a TRS. We may own or manage our assets and engage in other activities through Land Advisers or another TRS we form or acquire when we deem it necessary or advisable. Any taxable income generated by Land Advisers or any other TRS in the future will be subject to regular corporate income taxes.

Subject to certain restrictions and limitations, and pursuant to contractual agreements, our business is managed by the Adviser, an affiliate of ours and a registered investment adviser with the SEC; and administrative services are provided to us by our Administrator. Our Adviser and our Administrator are indirectly 100% owned and controlled by David Gladstone, our chief executive officer, our president, the chairman of our board of directors and our largest stockholder. Our Adviser and our Administrator collectively employ the personnel engaged in our activities and pay directly their salaries, benefits and general expenses.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is www.GladstoneLand.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

We are a “smaller reporting company” under the Exchange Act and, as such, have elected to comply with certain reduced public company reporting requirements for certain of the documents incorporated by reference herein and our future filings with the SEC.

Our Competitive Strengths

We believe that the following strengths differentiate us from our competitors:

•

Innovative Business Strategy: We are the first public company formed primarily to own and lease farmland with the goal of providing investors with steady income and capital appreciation, as well as a hedge against inflation.

•

Experienced Management Team: We are managed by an affiliated investment advisor registered with the SEC with over $2.9 billion of assets under management as of December 31, 2019. Our management team has a successful track record of underwriting agricultural real estate and conducting extensive due diligence on the management teams, cash flows, financial statements and risk ratings of our respective tenants. In addition, our chief executive officer has unique industry knowledge as a former owner of Coastal Berry Company (from 1997-2004)—then one of the largest integrated berry and vegetable growers, marketers, and shippers in California.

•

Focused Business Model: Our business model seeks to foster investment opportunities that are generated from our strategic relationships with agricultural real estate brokers and corporate and independent farmers.

•

Attractive Market Opportunities: We believe that attractive investment opportunities currently exist that will allow us to capitalize on investing in farmland that has demonstrated relatively steady appreciation in value and increases in rental rates with relatively low volatility.

•

Conservative Dual Underwriting Strategy: When underwriting a tenant’s farming operations and the real estate it occupies, we focus on the cash flow of the tenant and management of the farming operations as well as the intrinsic value of the property, including evaluation of access to water and other attributes.

•

Proven Ability to Execute Business Model: From our IPO in January 2013 through February 19, 2020, we have invested approximately $766.3 million into the acquisition of 103 new farms, and an additional $40.7 million has been invested in the form of capital improvements on existing farms.

•

Distribution Stability: From our IPO in January 2013 through February 29, 2020, we have made 85 consecutive monthly distributions on our common stock. We currently pay monthly distributions (declared quarterly) to holders of our common stock at a rate of $0.04465 per share.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2019, and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the acquisition of additional properties, capital expenditures and/or improvements to properties in our portfolio, distributions to stockholders and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

DESCRIPTION OF SECURITIES

We may offer, from time to time, in one or more offerings, up to $1,000,000,000 of the following securities:

•	common stock;

•	preferred stock;

•	warrants;

•	debt securities;

•	depositary shares;

•	subscription rights;

•	units; or

•	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $1,000,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not and will not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” in the accompanying prospectus supplement to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of capital stock, $0.001 par value per share, 65,500,000 of which are classified as common stock, 2,000,000 of which are classified as Series A Term Preferred Stock, 6,500,000 of which are classified as Series B Preferred Stock, and 26,000,000 of which are classified as Series C Preferred Stock. Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of capital stock into other classes or series of stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of such stock. In addition, our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

For purposes of this section “Description of Capital Stock,” we collectively refer to our Series A Term Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock as our “Preferred Stock,” where appropriate.

The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our charter and bylaws, each of which has been filed with the SEC, as well as applicable provisions of the MGCL.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code of 1986, as amended, (the “Code”), shares of our capital stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). We elected to be taxed as a REIT beginning with our taxable year ended December 31, 2013, in which case, these ownership limits applied to us beginning with our taxable year ending December 31, 2014.

Our charter imposes restrictions on the ownership and transfer of our capital stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 3.3% in value of the aggregate of the outstanding shares of all classes and series of our capital stock or more than 3.3% in value or in number of shares (whichever is more restrictive) of the outstanding shares of our common stock. We refer to this limit as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of our capital stock described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares of our capital stock.

The constructive ownership rules under the Code are complex and may cause shares of capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 3.3% in value of the outstanding shares of all classes and series of our capital stock or in value or in number of shares (whichever is more restrictive) of the outstanding shares of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our capital stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or Internal Revenue Service (“IRS”) ruling satisfactory to our board of directors in order to determine or ensure our qualification as a REIT. Our charter contains or our board of directors has created excepted holder limits for David Gladstone and the Gladstone Future Trust, a trust for the benefit of Mr. Gladstone’s adult children. The excepted holder limits, which our charter contains or our board of directors approved, allow David Gladstone and Gladstone Future Trust to hold up to 33.3% and 17%, respectively, in value of the aggregate of outstanding shares of our capital stock, or 33.3% and 17% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock. Additionally, our charter permits certain qualified institutional investors to each hold up to 9.8% by value or number of shares of the aggregate of the outstanding shares of capital stock or up to 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (excluding any outstanding shares of capital or common stock not treated as outstanding for federal income tax purposes). As of March 6, 2020, David Gladstone holds approximately 11.8% of the number of shares of capital stock outstanding and Gladstone Future Trust holds approximately 3.1% of the number of shares of capital stock outstanding (which shares will be attributed to Mr. Gladstone for purposes of the REIT stock ownership diversification requirements).

Our board of directors may from time to time increase or decrease the ownership limit for other individuals and entities unless after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or capital stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common stock or capital stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or capital stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or capital stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) ) or our constructively owning 10% or more of ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our capital stock, or who would have owned shares of our capital stock transferred to a trust as described below, must immediately give us written notice of the event or, in the case of an attempted or proposed transaction, must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our capital stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our capital stock as described above is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our capital stock would result in shares of our capital stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our capital stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) ) or our constructively owning 10% or more of ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property or our failure to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the last reported sales price on the principal securities exchange on which our shares are listed at the time of such devise or gift) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer of sale until the trustee has sold the shares of our capital stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of capital stock will be paid to the charitable beneficiary. If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our capital stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price on the principal securities exchange on which our shares are listed on the day of the event which resulted in the transfer of such shares of capital stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of capital stock have been transferred to a trust, such shares of capital stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to the MGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our capital stock, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) or more of our capital stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our capital stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Common Stock

Voting Rights

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock (of which there currently is none), the holders of the common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, can elect all of the directors then standing for election, and the holders of the remaining shares are not able to elect any directors.

Dividends, Liquidations and Other Rights

All shares of common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares, including our Preferred Stock, and to the provisions of our charter regarding restrictions on transfer of our shares.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in our charter, all shares of common stock have equal dividend, liquidation and other rights.

Certificates

We will not issue certificates. Shares will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to affect a transfer. Transfers can be affected simply by mailing to us a duly executed transfer form. Upon the issuance of our shares, we will send on request to each stockholder a written statement which will include all information that is required to be written upon stock certificates under the MGCL.

Meetings and Special Voting Requirements

An annual meeting of the stockholders is held each year for the purpose of electing the class of directors whose term is up for election and to conduct other business that may be brought before the stockholders. Special meetings of stockholders may be called upon the request of our chairman, our chief executive officer, our president, a majority of our directors or a majority of our independent directors or by the written request of stockholders of record as of the request date entitled to cast not less than a majority of all votes entitled to be cast at such meeting, provided that the request is in the form and manner specified in our Bylaws. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting constitutes a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect any director.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, which must be approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

Preferred Stock

General

Subject to limitations prescribed by the MGCL and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock in class or series and to establish from time to time the number of shares of preferred stock to be included in the class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each class or series. Our board of directors may also increase the number of shares in any existing class or series.

Existing Series of Preferred Stock

We are currently authorized to issue up to:

•	2,000,000 shares of Series A Term Preferred Stock;

•	6,500,000 shares of Series B Preferred Stock; and

•	26,000,000 shares of Series C Preferred Stock.

Series A Term Preferred Stock

Dividends

Holders of shares of the Series A Term Preferred Stock are entitled to receive, when, as and if, authorized by our board of directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.375% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $1.59375 per share).

Dividends on the Series A Term Preferred Stock are cumulative from (but excluding) the date of original issue and are payable monthly in arrears. The first dividend was payable on September 30, 2016. Dividends are payable to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our board of directors that is not more than 20 nor less than seven days prior to such dividend payment date.

Our board of directors will not authorize, declare, pay or set apart for payment any dividends on shares of Series A Term Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Term Preferred Stock will accumulate whether or not restrictions exist in respect thereof, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not we declare such dividends. Accumulated but unpaid dividends on the Series A Term Preferred Stock will not bear interest, and holders of the Series A Term Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as stated in the two paragraphs below, no dividends will be declared and paid or set apart for payment on any of our common stock or any series or class of equity securities ranking junior to the Series A Term Preferred Stock (other than a dividend in shares of our common stock or in shares of any other class of stock ranking junior to the Series A Term Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of those dividends is set apart for such payment) on the Series A Term Preferred Stock for all past dividend periods.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series A Term Preferred Stock and all shares of capital stock that are equal in rank with Series A Term Preferred Stock (including shares of Series B Preferred Stock and Series C Preferred Stock), the amount which we have declared will be allocated ratably to the Series A Term Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series A Term Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Term Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A Term Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment, nor shall any other distribution be declared and made upon our common stock or any of our other capital stock ranking junior to or equal with the Series A Term Preferred Stock as to dividends or upon liquidation, nor shall we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock or any other shares of our capital stock ranking junior to or equal with the Series A Term Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for any of our capital stock ranking junior to the Series A Term Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Holders of shares of the Series A Term Preferred Stock are not entitled to any distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Term Preferred Stock as described above; however, if we fail to redeem or call for redemption the Series A Term Preferred Stock pursuant to the mandatory redemption required on September 30, 2021, the dividend rate on the Series A Term Preferred Stock will increase by 3.0% per share per annum to 9.375%, until such shares are redeemed or called for redemption. Any dividend payment made on the Series A Term Preferred Stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Term Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

Redemption

Mandatory Redemption

We are required to provide for the mandatory redemption of the Series A Term Preferred Stock on September 30, 2021 at a redemption price of $25.00 per share plus an amount equal to accumulated but unpaid dividends thereon up to but excluding September 30, 2021.

Optional Redemption

The Series A Term Preferred Stock have been redeemable since September 30, 2018. In addition, in order to ensure that we will continue to meet the requirements for qualification as a REIT, the Series A Term Preferred Stock are subject to provisions in our Charter pursuant to which shares of our capital stock owned by a stockholder in excess of 3.3% (or 9.8% in the case of certain Qualified Institutional Investors (as defined in the Charter)) in value of the aggregate of the outstanding shares of capital stock of the Company will be transferred in trust pursuant to Section 7.2.1 of the Charter.

At our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series A Term Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. Holders of Series A Term Preferred Stock to be redeemed must then surrender such Series A Term Preferred Stock at the place designated in the notice. Upon surrender of the Series A Term Preferred Stock, the holders will be entitled to the redemption price thereon to, but excluding, the date fixed for redemption, without interest. If notice of redemption of any shares of Series A Term Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series A Term Preferred Stock to be redeemed, then from and after the date of such deposit dividends will cease to accumulate on those shares of Series A Term Preferred Stock, those shares of Series A Term Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Term Preferred Stock is to be redeemed, the Series A Term Preferred Stock to be redeemed shall be selected ratably by lot or by any other fair and equitable method that the board of directors may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series A Term Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment for all past dividend periods), no shares of Series A Term Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series A Term Preferred Stock (except by exchange for our capital stock ranking junior to the Series A Term Preferred Stock as to dividends and upon liquidation). However, the foregoing shall not prevent us from purchasing shares pursuant to our Charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series A Term Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Term Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series A Term Preferred Stock in open-market transactions duly authorized by the board of directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (A) the date for redemption; (B) the number of Series A Term Preferred Stock to be redeemed; (C) the CUSIP number for the Series A Term Preferred Stock; (D) the applicable redemption price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (F) that dividends on the Series A Term Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (G) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series A Term Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to affect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and prior to the corresponding dividend payment date, however, each holder of Series A Term Preferred Stock at the close of business on that record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs with respect to the Series A Term Preferred Stock, unless we have exercised our option to redeem such Series A Term Preferred Stock as described above, holders of the Series A Term Preferred Stock will have the right to require us to redeem (a “Change of Control Redemption”) the Series A Term Preferred Stock at a price equal to the liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed to holders of the Series A Term Preferred Stock, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to redeem such Series A Term Preferred Stock on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	redeem all Series A Term Preferred Stock or portions of Series A Term Preferred Stock properly tendered pursuant to the applicable Change of Control Redemption;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Series A Term Preferred Stock properly tendered; and

•

deliver or cause to be delivered to the paying agent the Series A Term Preferred Stock properly accepted together with an officers’ certificate stating the Series A Term Preferred Stock being redeemed.

We will not be required to make a Change of Control Redemption upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party redeems all Series A Term Preferred Stock properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the Series A Term Preferred Stock as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Redemption provisions of the Series A Term Preferred Stock, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Redemption provisions of the Series A Term Preferred Stock by virtue of any such conflict.

For purposes of the foregoing discussion of the redemption of the Series A Term Preferred Stock at the option of the holders, the following definitions are applicable.

“Capital Stock” of a corporation means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control Triggering Event” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any Person, other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our board of directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control Triggering Event under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (A) was a member of such board of directors on the date the Series A Term Preferred Stock was issued or (B) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Voting Stock” means, with respect to any specified Person that is a corporation as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Term Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series A Term Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Term Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series A Term Preferred Stock, all assets distributed to the holders of the Series A Term Preferred Stock and any other series of preferred stock equal in rank with the Series A Term Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series A Term Preferred Stock and such other series of preferred stock equal in rank with the Series A Term Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Term Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Term Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Term Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Rank

The Series A Term Preferred Stock ranks, with respect to the payment of dividends and amounts upon our liquidation, winding-up or dissolution:

•

senior to all classes or series of our common stock and any future class or series of our capital stock expressly designated as ranking junior to the Series A Term Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•

on parity with our Series B Preferred Stock, our Series C Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with our Series A Term Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up;

•

junior to any future class or series of our capital stock expressly designated as ranking senior to the Series A Term Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up, none of which exists on the date hereof; and

•	junior to all of our existing and future indebtedness.

Voting Rights

Holders of the Series A Term Preferred Stock are not entitled to any voting rights, except as described below.

Whenever dividends on any shares of Series A Term Preferred Stock are in arrears for 18 or more consecutive months, then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series A Term Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our board of directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Term Preferred Stock and the holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series A Term Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series A Term Preferred Stock and shares of preferred stock equal in rank with the Series A Term Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above shall be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Term Preferred Stock and preferred stock equal in rank with the Series A Term Preferred Stock voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Term Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series A Term Preferred Stock shall be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected shall terminate. Any director so elected may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Term Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Term Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. These directors shall each be entitled to one vote per director on any matter.

So long as any shares of Series A Term Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Term Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series A Term Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Term Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series A Term Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series A Term Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Term Preferred Stock. In addition (i) any increase in the number of authorized shares of Series A Term Preferred Stock, (ii) any increase in the number of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or

(iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series A Term Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Term Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion

The Series A Term Preferred Stock is not convertible into or exchangeable for any of our other property or securities.

Transfer and Dividend Paying Agent

The transfer and dividend payment agent for our Series A Term Preferred Stock is Computershare, Inc.

Series B Preferred Stock

Our board of directors previously reclassified 6,500,000 shares of unissued capital stock as Series B Preferred Stock, to be sold through a registered public offering on a “reasonable best efforts basis” (the “Series B Primary Offering”). In accordance with the terms of the Articles Supplementary establishing the Series B Preferred Stock and the respective dealer manager agreement, the Series B Primary Offering will terminate on the date (the “Series B Termination Date”) that is the earlier of (i) June 1, 2023 (unless the Primary Offering is earlier terminated by the board of directors) or (ii) the date on which all shares of Series B Preferred Stock offered under the Series B Primary Offering are sold. As of March 5, 2020, all shares of Series B Preferred Stock offered under the Series B Primary Offering have been sold.

Dividends

Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized by our board of directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.00% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $1.50 per share). Holders of the Series B Preferred Stock are not eligible to participate in the Company’s dividend reinvestment plan.

Dividends on shares of the Series B Preferred Stock will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on outstanding shares of the Series B Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid or, if no dividends have been paid, from the date of issuance. Dividends will be payable monthly in arrears, such payment date as our board of directors may designate, to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our board of directors and will be a date that is prior to the dividend payment date.

Our board of directors will not authorize, and we will not declare, pay or set apart for payment, any dividends on shares of Series B Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not (1) restrictions exist in respect thereof, (2) we have earnings, (3) there are funds legally available for the payment of such dividends, or (4) our board of directors authorizes or we declare such dividends. Accumulated but unpaid dividends on the Series B Preferred Stock will not bear interest, and holders of the Series B Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series B Preferred Stock and all shares of capital stock that are equal in rank with Series B Preferred Stock (including shares of Series A Term Preferred Stock and Series C Preferred Stock), the amount which we have declared will be allocated ratably to the Series B Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series B Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) will be declared and paid or declared and set apart for payment nor will any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series B Preferred Stock as to dividends or upon liquidation, nor will we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock, or any other shares of our capital stock ranking junior to or equal with the Series B Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for any of our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Redemption

Redemption by Stockholders

Optional Redemption Following Death of a Holder

Subject to the restrictions described below under “—Stockholder Redemption Option,” and the terms and procedures described below under “—Redemption Procedures,” commencing on the date of original issuance and terminating upon the listing of the Series B Preferred Stock on Nasdaq or another national securities exchange, shares of Series B Preferred Stock held by a natural person upon his or her death will be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per share of Series B Preferred Stock on the tenth calendar day following delivery of such holder’s estate’s request to redeem shares of the Series B Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day (each such date, the “Series B Death Redemption Date”).

Stockholder Redemption Option

Subject to the restrictions described herein, and the terms and procedures described below under “—Redemption Procedures,” commencing on the date of original issuance (or, if after the date of original issuance our board of directors suspends the redemption program of the holders of the Series B Preferred Stock, on the date our board of directors reinstates such program) and terminating on the earlier to occur of (1) the date upon which our board of directors, by resolution, suspends or terminates the redemption program, and (2) the date on which shares of the Series B Preferred Stock are listed on Nasdaq or another national securities exchange, holders of the Series B Preferred Stock may, at their option (a “Series B Stockholder Redemption Option”), require us to redeem any or all of their shares of Series B Preferred Stock for a cash payment of $22.50 per share of Series B Preferred Stock on the tenth calendar day following delivery of such holder’s request to redeem shares of the Series B Preferred Stock (a “Series B Stockholder Redemption Notice”), or if such tenth calendar day is not a business day, on the next succeeding business day (each such date, a “Series B Stockholder Redemption Date”). The maximum dollar amount that we will make available each calendar year to redeem shares of Series B Preferred Stock will not be subject to an annual limit; provided, that our obligation to redeem shares of Series B Preferred Stock is limited to the extent that our board of directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption; and is also limited to the extent our board of directors suspends or terminates the optional redemption right at any time or for any reason, including after delivery of a Series B Stockholder Redemption Notice but prior to the corresponding Series B Stockholder Redemption Date.

Redemption Procedures

To require us to redeem shares of Series B Preferred Stock, a holder or estate of a holder, as applicable, must deliver a notice of redemption, by overnight delivery or by first class mail, postage prepaid to us at our principal executive offices. Each such notice must be an original, notarized copy and must state: (1) the name and address of the stockholder whose shares of Series B Preferred Stock are requested to be redeemed, (2) the number of shares of Series B Preferred Stock requested to be redeemed, (3) the name of the broker dealer who holds the shares of Series B Preferred Stock requested to be redeemed, the stockholder’s account number with such broker dealer and such broker dealer’s participant number for DTC and (4) in the case of a notice to redeem upon the death of a holder, a certified copy of the death certificate (and such other evidence that is satisfactory to us in our sole discretion) for the natural person who previously held the shares to be redeemed.

If, as a result of the limitations described above in “—Stockholder Redemption Option,” the optional redemption right has not been suspended or terminated but fewer than all shares for which a notice of redemption was delivered to us are to be redeemed, the number of shares to be redeemed will be pro rata based on the number of shares of Series B Preferred Stock for which each holder timely submitted a notice of redemption. If a Series B Stockholder Redemption Date is also a Series B Death Redemption Date, the limitations described above in “—Stockholder Redemption Option” shall first be applied to any redemption requested upon the death of the holder and then to shares to be redeemed pursuant to the Series B Stockholder Redemption Option.

Upon any redemption of shares of Series B Preferred Stock, the holder thereof will also be entitled to receive a sum equal to all accumulated and unpaid dividends on such shares to, but excluding, the applicable Series B Stockholder Redemption Date or Series B Death Redemption Date (unless such Series B Stockholder Redemption Date or Series B Death Redemption Date falls after a dividend record date and on or prior to the corresponding dividend payment date, in which case each holder of shares of Series B Preferred Stock on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares of Series B Preferred Stock that are redeemed on such Series B Stockholder Redemption Date or Series B Death Redemption Date will be entitled to the dividends, if any, occurring after the end of the dividend period to which such dividend payment date relates up to, but excluding, the Series B Stockholder Redemption Date or Series B Death Redemption Date, as the case may be). Upon the redemption of any shares of Series B Preferred Stock, such shares of Series B Preferred Stock will cease to be outstanding, dividends with respect to such shares of Series B Preferred Stock will cease to accumulate and all rights whatsoever with respect to such shares (except the right to receive the per share cash payment for the redeeming shares) will terminate.

We may suspend or terminate the redemption program at any time in our sole discretion.

Optional Redemption by the Company

Except in certain limited circumstances relating to maintaining our qualification as a REIT as described above in “General—Restrictions on Ownership and Transfer,” we cannot redeem the Series B Preferred Stock prior to the later of (1) the first anniversary of the Series B Termination Date and (2) June 1, 2022.

On and after the later of (1) first anniversary of the Series B Termination Date and (2) June 1, 2022, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares to, but excluding, the date fixed for redemption, without interest. Holders of Series B Preferred Stock to be redeemed must then surrender such Series B Preferred Stock at the place designated in the notice. Upon surrender of the Series B Preferred Stock, the holders will be entitled to the redemption price. If notice of redemption of any shares of Series B Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series B Preferred Stock to be redeemed, then from and after the redemption date, dividends will cease to accumulate on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed will be selected (1) pro rata, (2) by lot or (3) by any other fair and equitable method that our board of directors may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series B Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment), no shares of Series B Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchange for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation). However, the foregoing will not prevent us from purchasing shares pursuant to our charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series B Preferred Stock in open-market transactions duly authorized by the board of directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (1) the date for redemption; (2) the number of Series B Preferred Stock to be redeemed; (3) the CUSIP number for the Series B Preferred Stock; (4) the applicable redemption price on a per share basis; (5) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (6) that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (7) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series B Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof will affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and on or prior to the corresponding dividend payment date, each holder of Series B Preferred Stock at the close of business on that record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date, and the redemption price received by the holder on the redemption date will be $25.00 per share.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends on such shares to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series B Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series B Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series B Preferred Stock, all assets distributed to the holders of the Series B Preferred Stock and any other series of preferred stock equal in rank with the Series B Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series B Preferred Stock and such other series of preferred stock equal in rank with the Series B Preferred Stock will in all cases bear to each other the same ratio that the liquidation preference per share on the Series B Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of us, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Rank

The Series B Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

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senior to all classes or series of our common stock and any future class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

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on parity with our Series A Term Preferred Stock, our Series C Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up;

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junior to any future class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up, none of which exists on the date hereof; and

•	junior to all of our existing and future indebtedness.

Voting Rights

Holders of the Series B Preferred Stock do not have any voting rights, except as described below.

Whenever dividends on any shares of Series B Preferred Stock are in arrears for 18 or more consecutive months, then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series B Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our board of directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the outstanding shares of Series B Preferred Stock or holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series B Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series B Preferred Stock and outstanding shares of preferred stock equal in rank with the Series B Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above will be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series B Preferred Stock and preferred stock equal in rank with the Series B Preferred Stock, voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series B Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series B Preferred Stock will be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected will terminate. Any director so elected may be removed at any time with or without cause by, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of the outstanding shares of Series B Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights, by majority vote. These directors will each be entitled to one vote per director on any matter.

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series B Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series B Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series B Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Stock. In addition (i) any increase in the number of authorized shares of Series B Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the Series B Preferred Stock is Computershare, Inc.

Listing

We intend to apply to list the Series B Preferred Stock on Nasdaq within one calendar year of the Series B Termination Date. There can be no assurance that a listing will be achieved in such timeframe, or at all.

Series C Preferred Stock

Our board of directors has classified 26,000,000 shares of unissued capital stock as Series C Preferred Stock. 20,000,000 shares of Series C Preferred Stock are being sold through a registered public offering on a “reasonable best efforts basis” (the “Series C Primary Offering”). The Series C Primary Offering will terminate on the date (the “Series C Termination Date”) that is the earlier of (i) June 1, 2025 (unless the Series C Primary Offering is earlier terminated by the board of directors) or (ii) the date on which all shares of Series C Preferred Stock offered under the Series C Primary Offering are sold.

Dividends

Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if authorized by our board of directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.00% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $1.50 per share). Each registered holder of at least one full share of Series C Preferred Stock will be automatically enrolled in our dividend reinvestment plan by transfer agent unless the stockholder opts out of the dividend reinvestment plan. See “—Dividend Reinvestment Plan” below for additional information regarding the dividend reinvestment plan.

Dividends on shares of the Series C Preferred Stock will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on outstanding shares of the Series C Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid or, if no dividends have been paid, from the date of issuance. Dividends will be payable monthly in arrears, on or about the fifth day of each month for dividends accrued the previous month or such other date as our board of directors may designate, to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our board of directors and will be a date that is prior to the dividend payment date.

Our board of directors will not authorize, and we will not declare, pay or set apart for payment, any dividends on shares of Series C Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accumulate whether or not (1) restrictions exist in respect thereof, (2) we have earnings, (3) there are funds legally available for the payment of such dividends, or (4) our board of directors authorizes or we declare such dividends. Accumulated but unpaid dividends on the Series C Preferred Stock will not bear interest, and holders of the Series C Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series C Preferred Stock and all shares of capital stock that are equal in rank with Series C Preferred Stock (including shares of Series A Term Preferred Stock and Series B Preferred Stock), the amount which we have declared will be allocated ratably to the Series C Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series C Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) will be declared and paid or declared and set apart for payment nor will any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series C Preferred Stock as to dividends or upon liquidation, nor will we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock or any other shares of our capital stock ranking junior to or equal with the Series C Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for any of our capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Dividend Reinvestment Plan

In connection with the Series C Primary Offering, we will offer up to 6,000,000 shares of Series C Preferred Stock under a dividend reinvestment plan, which are not included in the 20,000,000 shares being sold in the Series C Primary Offering. Each registered holder of at least one full share of Series C Preferred Stock will be automatically enrolled in our dividend reinvestment plan unless the stockholder opts out of the dividend reinvestment plan. Accordingly, if our board of directors authorizes, and we declare in accordance with the method set out by the transfer agent, a cash dividend, then we will automatically issue shares of Series C Preferred Stock to holders of Series C Preferred Stock in lieu of paying the dividend to such holders in cash. The number of additional shares of Series C Preferred Stock to be credited to each participant’s account will be determined by dividing the dollar amount of the distribution by $22.75.

The offering period for the dividend reinvestment plan may extend beyond the Series C Termination Date and will terminate on the earlier of (1) the issuance of all 6,000,000 shares of Series C Preferred Stock under the dividend reinvestment plan and (2) the listing of the Series C Preferred Stock on Nasdaq or another national securities exchange. We may also, in our sole discretion, reallocate the number of shares of Series C Preferred Stock sold in the Series C Primary Offering and the offering pursuant to the dividend reinvestment plan.

Stockholders participating in the dividend reinvestment plan may withdraw from the dividend reinvestment plan at any time by contacting the transfer agent online at www.computershare.com/investor, via telephone at (866) 498-2564 or in writing at Computershare, P.O. Box 505013, Louisville, KY 40233-5013. Such termination will be effective immediately if the notice is received by the transfer agent prior to any dividend or distribution record date; otherwise, such termination will be effective on the first business day after the payment date for such dividend or distribution, with respect to any subsequent dividend or distribution. If a holder of Series C Preferred Stock transfers the shares of Series C Preferred Stock they hold in their dividend reinvestment plan account at the transfer agent, full shares of Series C Preferred Stock will be credited to their corresponding account, and the stockholder will be sent a check for the cash adjustment of any remaining fractional share at a value of $22.75 per share of Series C Preferred Stock as of the close of business on the day the transfer is effective, less any applicable fees.

Holders of the Series C Preferred Stock who do not elect to participate in the dividend reinvestment plan will receive all distributions in cash paid by check mailed directly to the stockholder (or if the stockholder holds shares in street or other nominee name, then to such nominee) as of the relevant record date, by the plan agent, as our distribution disbursing agent. Investors who hold their shares in the name of a broker or nominee can transfer the shares into the investor’s own name and then enroll in the dividend reinvestment plan or contact the broker or nominee to determine if they permit participation in the dividend reinvestment plan.

The transfer agent will maintain the account in the dividend reinvestment plan for each participant who is a stockholder of record and will furnish periodic written confirmations of all transactions in such account, including information needed by the stockholder for personal and tax records. Shares of Series C Preferred Stock in the account of each such dividend reinvestment plan participant will be held by the plan agent in non-certificated form in the name of such participant. The transfer agent will provide proxy materials relating to our stockholders’ meetings that will include those shares of Series C Preferred Stock purchased through the plan agent, as well as shares of Series C Preferred Stock held pursuant to the dividend reinvestment plan.

Redemption

Redemption by Stockholders

Optional Redemption Following Death of a Holder

Subject to the restrictions described below under “—Stockholder Redemption Option,” and the terms and procedures described below under “—Redemption Procedures,” commencing on the date of original issuance and terminating upon the listing of the Series C Preferred Stock on Nasdaq or another national securities exchange, shares of Series C Preferred Stock held by a natural person upon his or her death will be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per share of Series C Preferred Stock on the tenth calendar day following delivery of such holder’s estate’s request that we redeem shares of the Series C Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day (each such date, the “Series C Death Redemption Date”).

Stockholder Redemption Option

Subject to the restrictions described herein, and the terms and procedures described below under “—Redemption Procedures,” commencing on the date of original issuance (or, if after the date of original issuance our board of directors suspends the redemption program of the holders of the Series C Preferred Stock, on the date our board of directors reinstates such program) and terminating on the earlier to occur of (1) the date upon which our board of directors, by resolution, suspends or terminates the redemption program, and (2) the date on which shares of the Series C Preferred Stock are listed on Nasdaq or another national securities exchange, holders of the Series C Preferred Stock may, at their option (a “Series C Stockholder Redemption Option”), require us to redeem any or all of their shares of Series C Preferred Stock for a cash payment of $22.50 per share of Series C Preferred Stock on the tenth calendar day following delivery of such holder’s request that we redeem shares of the Series C Preferred Stock (a “Series C Stockholder Redemption Notice”), or if such tenth calendar day is not a business day, on the next succeeding business day (each such date, the “Series C Stockholder Redemption Date”). The maximum dollar amount that we will make available each calendar year to redeem shares of Series C Preferred Stock will not be subject to an annual limit; provided, that our obligation to redeem shares of Series C Preferred Stock is limited to the extent that our board of directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption; and is also limited to the extent our board of directors suspends or terminates the optional redemption right at any time or for any reason, including after delivery of a Series C Stockholder Redemption Notice but prior to the corresponding Series C Stockholder Redemption Date.

Redemption Procedures

To require us to redeem shares of Series C Preferred Stock, a holder or estate of a holder, as applicable, must deliver a notice of redemption, by overnight delivery or by first class mail, postage prepaid to us at our principal executive offices. Each such notice must be an original, notarized copy and must state: (1) the name and address of the stockholder whose shares of Series C Preferred Stock are requested to be redeemed, (2) the number of shares of Series C Preferred Stock requested to be redeemed, (3) the name of the broker dealer who holds the shares of Series C Preferred Stock requested to be redeemed, the stockholder’s account number with such broker dealer and such broker dealer’s participant number for DTC and (4) in the case of a notice to redeem upon the death of a holder, a certified copy of the death certificate (and such other evidence that is satisfactory to us in our sole discretion) for the natural person who previously held the shares to be redeemed.

If, as a result of the limitations described above in “—Stockholder Redemption Option,” the optional redemption right has not been suspended or terminated but fewer than all shares for which a notice of redemption was delivered to us are to be redeemed, the number of shares to be redeemed will be pro rata based on the number of shares of Series C Preferred Stock for which each holder timely submitted a notice of redemption. If a Series C Stockholder Redemption Date is also a Series C Death Redemption Date, the limitations described above in “—Stockholder Redemption Option” shall first be applied to any redemption requested upon the death of the holder and then to shares to be redeemed pursuant to the Series C Stockholder Redemption Option.

Upon any redemption of shares of Series C Preferred Stock, the holder thereof will also be entitled to receive a sum equal to all accumulated and unpaid dividends on such shares to, but excluding, the applicable Series C Stockholder Redemption Date or Series C Death Redemption Date (unless such Series C Stockholder Redemption Date or Series C Death Redemption Date falls after a dividend record date and on or prior to the corresponding dividend payment date, in which case each holder of shares of Series C Preferred Stock on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares of Series C Preferred Stock that are redeemed on such Series C Stockholder Redemption Date or Series C Death Redemption Date will be entitled to the dividends, if any, occurring after the end of the dividend period to which such dividend payment date relates up to, but excluding, the Series C Stockholder Redemption Date or Series C Death Redemption Date, as the case may be). Upon the redemption of any shares of Series C Preferred Stock, such shares of Series C Preferred Stock will cease to be outstanding, dividends with respect to such shares of Series C Preferred Stock will cease to accumulate and all rights whatsoever with respect to such shares (except the right to receive the per share cash payment for the shares to be redeemed) will terminate.

We may suspend or terminate the redemption program at any time in our sole discretion.

Optional Redemption by the Company

Except in certain limited circumstances relating to maintaining our qualification as a REIT as described above in “General—Restrictions on Ownership and Transfer,” we cannot redeem the Series C Preferred Stock prior to the later of (1) first anniversary of the Termination Date and (2) June 1, 2024.

On and after the later of (1) the first anniversary of the Termination Date and (2) June 1, 2024, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares to, but excluding, the date fixed for redemption, without interest. Holders of Series C Preferred Stock to be redeemed must then surrender such Series C Preferred Stock at the place designated in the notice. Upon surrender of the Series C Preferred Stock, the holders will be entitled to the redemption price. If notice of redemption of any shares of Series C Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series C Preferred Stock to be redeemed, then from and after the redemption date, dividends will cease to accumulate on those shares of Series C Preferred Stock, those shares of Series C Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed will be selected (1) pro rata, (2) by lot or (3) by any other fair and equitable method that our board of directors may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series C Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment), no shares of Series C Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by exchange for our capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation). However, the foregoing will not prevent us from purchasing shares pursuant to our charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series C Preferred Stock in open-market transactions duly authorized by the board of directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (1) the date for redemption; (2) the number of shares of Series C Preferred Stock to be redeemed; (3) the CUSIP number for the Series C Preferred Stock; (4) the applicable redemption price on a per share basis; (5) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (6) that dividends on the Series C Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (7) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series C Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof will affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and on or prior to the corresponding dividend payment date, each holder of Series C Preferred Stock at the close of business on that record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares Series C Preferred Stock that are redeemed on such redemption date will be entitled to the dividends, if any, accruing after the end of the dividend period for which such dividend payment date relates up to, but excluding, the redemption date.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series C Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends on such shares to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series C Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series C Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series C Preferred Stock, all assets distributed to the holders of the Series C Preferred Stock and any other series of preferred stock equal in rank with the Series C Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series C Preferred Stock and such other series of preferred stock equal in rank with the Series C Preferred Stock will in all cases bear to each other the same ratio that the liquidation preference per share on the Series C Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of us, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Rank

The Series C Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

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senior to all classes or series of our common stock and any future class or series of our capital stock expressly designated as ranking junior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

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on parity with our Series A Term Preferred Stock, our Series B Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series C Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up;

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junior to any future class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up, none of which exists on the date hereof; and

•	junior to all of our existing and future indebtedness.

Voting Rights

Holders of the Series C Preferred Stock do not have any voting rights, except as described below.

Whenever dividends on any shares of Series C Preferred Stock are in arrears for 18 or more consecutive months, then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series C Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our board of directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the outstanding shares of Series C Preferred Stock or holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series C Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total number of outstanding shares of Series C Preferred Stock and outstanding shares of preferred stock equal in rank with the Series C Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above will be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series C Preferred Stock and preferred stock equal in rank with the Series C Preferred Stock, voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series C Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series C Preferred Stock will be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected will terminate. Any director so elected may be removed at any time with or without cause by, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series C Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. These directors will each be entitled to one vote per director on any matter.

So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series C Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series C Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series C Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series C Preferred Stock. In addition (i) any increase in the number of authorized shares of Series C Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the Series C Preferred Stock is Computershare, Inc.

Listing

We intend to apply to list the Series C Preferred Stock on Nasdaq within one calendar year of the Series C Termination Date. There can be no assurance that a listing will be achieved in such timeframe, or at all.

Future Classes or Series of Preferred Stock

The following description sets forth general terms and provisions of our preferred stock to which an accompanying prospectus supplement may relate. Specific terms of any class or series of preferred stock offered by an accompanying prospectus supplement will be described in that prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to the articles supplementary to our charter fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of a particular class or series of preferred stock.

If we offer preferred stock pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the class or series of shares of preferred stock being offered, including, but not limited to:

•	the title and stated value of the class or series of shares of preferred stock and the number of shares constituting that class or series;

•	the number of shares of the class or series of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the class or series;

•	the date from which dividends on shares of preferred stock of the class or series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the class or series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the class or series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the class or series, and any restriction on our ability to exercise those redemption and repurchase rights;

•	any listing of the class or series of shares of preferred stock on any securities exchange or market;

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the terms and conditions, if applicable, upon which shares of preferred stock of the class or series will be convertible into shares of preferred stock of another class or series or common stock, including the conversion price, or manner of calculating the conversion price, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the shares of preferred stock of the class or series;

•	preemption rights, if any;

•	whether interests in shares of preferred stock of the class or series will be represented by global securities;

•	a discussion of federal income tax considerations applicable to shares of preferred stock of the class or series to the extent not discussed in “Material U.S. Federal Income Tax Considerations”;

•	the relative ranking and preferences of shares of preferred stock of the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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to the extent not otherwise addressed in this prospectus, any limitations on issuance of any class or series of shares of preferred stock ranking senior to or on a parity with the class or series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the class or series, in each case as may be appropriate to preserve our status as a REIT under the Code, among other purposes;

•	the registrar and transfer agent for the shares of preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the class or series of shares of preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Restrictions on ownership and transfer of our common stock and Preferred Stock are designed to preserve our status as a REIT, among other purposes, and, therefore, may act to prevent or hinder a change of control. See “Certain Provisions of Maryland Law and of Our Charter And Bylaws—Restrictions on Ownership and Transfer” below.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants.

We may issue warrants to purchase shares of our common or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of common or preferred stock or other equity or debt securities and may be attached or separate from such securities. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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the number of shares of common or preferred stock purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	the title of the series;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities will be issued;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered;

•	the date or dates or the method by which such date or dates will be determined on which the principal of the debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates, at which the debt securities shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of and interest, if any, on the debt securities shall be payable, or the method of such payment, if by wire transfer, mail or other means;

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if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of the Company;

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the obligation, if any, of the Company to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates, if any, on which and the price or prices at which the debt securities will be repurchased by the Company at the option of the holders;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•	the forms of the debt securities and whether the debt securities will be issuable as global securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity;

•	if other than United States dollars, the currency of denomination of the debt securities;

•	if other than United States dollars, the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the debt securities will be made;

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if payments of principal of or interest, if any, on the debt securities are to be made in one or more currencies or currency units other than that or those in which such debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

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the manner in which the amounts of payment of principal of or interest, if any, on the debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the provisions, if any, relating to any security provided for the debt securities;

•	the provisions, if any, relating to any guarantees of the debt securities;

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any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants set forth in the indenture;

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the indenture, but which may modify or delete any provision of the indenture insofar as it applies to such series);

•	any trustees, depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities;

•	the date as of which any temporary global security representing outstanding securities shall be dated if other than the date of original issuance of the first debt security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance to the debt securities and any provisions in modification of, in addition to or in lieu of any of such provisions;

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if the debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•	whether and under what circumstances the Company will pay “additional amounts” on the debt securities to any holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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the obligation, if any, of the Company to permit the debt securities to be converted into or exchanged for common stock of the Company or other securities or property of the Company and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price or rate and any requirements relative to the reservation of such shares for purposes of conversion or exchange);

•	if convertible or exchangeable, any applicable limitations on the ownership or transferability of the debt securities or property into which such debt securities are convertible or exchangeable;

•	whether the debt securities are senior debt securities or subordinate debt securities and, if subordinate, the terms of such subordination; and

•	the applicability, if any, of the guarantee provision of the indenture and any provisions in modification, in addition to or in lieu of any of such provisions.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

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we are the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

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immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay their principal (or premium, if any) at their maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except:

•	a payment default; or

•	a covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described herein, including any addition of a covenant or other provision providing event risk or similar protection.

Modification of the Indenture

The indenture will provide that it may be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture;

•	waive a redemption payment, if any, with respect to the debt securities or change any of the provisions with respect to the redemption of the debt securities; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt Securities

The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the accompanying prospectus supplement.

Conversion of Debt Securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

•	whether the debt securities are convertible into shares of our common stock or preferred stock;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable supplemental indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee, nor any paying agent for the debt securities, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture for the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the accompanying prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information” in the accompanying prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a class or series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting Our Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that we are required to furnish to holders of preferred stock.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and the Company under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

The deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. Such restrictions will be described in the accompanying prospectus supplement and will be referenced on the applicable depositary receipts.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase one or more series or classes of common stock, preferred stock, debt securities and depositary shares. We may issue subscription rights independently or together with any other offered security. Such subscription rights or other offered security may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The accompanying prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common stock, preferred stock, debt securities or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common stock, preferred stock, debt securities or depositary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” in the accompanying prospectus supplement. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of common stock, preferred stock, warrants, or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Classification of our Board of Directors

Our board of directors is currently comprised of eight members. Our board is divided into three classes of directors. Directors of each class are elected for a term expiring at the third annual meeting following their election and until their respective successor is duly elected and qualifies, and each year one class of directors will be elected by the stockholders. Our board of directors has the sole power to fill any vacancy on the board of directors and any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our directors. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the capital stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at that meeting.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Removal of Directors

Any director may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Restrictions on Ownership and Transfer

To qualify and maintain status as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. These requirements do not apply to us for our first taxable year for which we elect to be taxed as a REIT for federal income tax purposes. In order to assist our board of directors in becoming a REIT and preserving our status as a REIT, among other purposes, our charter contains ownership limits which prohibit any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 3.3% in value of our outstanding shares of capital stock or more than 3.3% in value or in number of shares (whichever is more restrictive) of our outstanding shares of common stock, other than David Gladstone, who currently owns approximately 18.4% of our outstanding capital stock, and the Gladstone Future Trust, that currently owns approximately 5.6% of our outstanding capital stock, and certain qualified institutional investors who may own up to 9.8%. See “Description of Our Capital Stock—Restrictions on Ownership and Transfer” for more information.

The 3.3% ownership limit does not apply to any underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or other private offering of our capital stock (or securities convertible or exchangeable for capital stock) in a public offering of our shares, only to the extent necessary to facilitate such offering.

Distributions

Distributions will be paid to stockholders as of the record date selected by our board of directors. We intend to pay distributions on a monthly basis regardless of the frequency with which such distributions are declared. To qualify as a REIT, we are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

Distributions will be authorized at the discretion of our board of directors based on our earnings, cash flow and general financial condition. The directors’ discretion will be governed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later month and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We may borrow to make distributions if the borrowing is necessary to maintain our REIT status, or if the borrowing is part of a liquidation strategy whereby the borrowing is done in anticipation of the sale of properties and the proceeds will be used to repay the loan.

Information Rights

Any stockholder may, during normal business hours and for any lawful and proper purpose, inspect and copy our bylaws, minutes of the proceedings of our stockholders meetings, our annual statement of affairs and any voting trust agreement that is on file at our principal office. In addition, one or more stockholders who together are, and for at least six months have been, record or beneficial holders of 5% of any class of our stock are entitled to inspect our books of accounts or a copy of our stockholder list upon written request. The list will include the name and address of, and the number of shares owned by, each stockholder and will be available at our principal office within 20 days of the stockholder’s request.

The rights of stockholders described above are in addition to, and do not adversely affect rights provided to investors under, Rule 14a-7 promulgated under the Exchange Act. Rule 14a-7 provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Business Combinations

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) have a classified board, (b) require a two-thirds vote for the removal of any director from the board, (c) vest in the board the exclusive power to fix the number of directorships and (d) require, unless called by our chairman, our chief executive officer, our president, a majority of our directors or a majority of our independent directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast to call a special meeting. We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of stock, any and all vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which such vacancy occurred and until his or her successor is duly elected and qualifies.

Amendments to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our shares of stock and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if approved and advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, convert into another entity, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions except for the charter amendments described above may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of stock then outstanding and the approval by a majority of the entire board of directors, our stockholders by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors at which directors are to be elected pursuant to our notice of the meeting may be made only:

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Power to Issue Additional Shares

We currently do not intend to issue any securities other than the shares described in this prospectus, although we may do so at any time, including upon the redemption of limited partnership interests that we may issue in connection with acquisitions of real property. We believe that the power to issue additional shares of stock and to classify or reclassify unissued shares of common stock or preferred stock into other classes or series of stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an acquiring person statement), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by David Gladstone and any of his affiliates. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of the MGCL; the classification of our board of directors; the restrictions on the transfer and ownership of stock and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the current material federal income tax consequences generally resulting from our election to be taxed as a REIT and the current material federal income tax considerations relating to the ownership and disposition of our common stock and preferred stock. As used in this section, the terms “we” and “our” refer solely to Gladstone Land Corporation and not to our subsidiaries and affiliates.

This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “—Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “—Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our stock as a capital asset for federal income tax purposes, which generally means property held for investment. The statements in this section are based on the current federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

As discussed below in “—Taxation in Connection with Holding Securities other than our Stock,” we intend to describe in any prospectus supplement related to the offering of our warrants, debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 2013. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurances can be given that our beliefs or expectations will be fulfilled, however, since qualification as a REIT depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

In connection with the filing of this registration statement, Bass, Berry & Sims PLC has rendered an opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code for our taxable years ended December 31, 2014 through December 31, 2019, and our organization and current and proposed method of operation will enable us to continue to qualify for taxation as a REIT for our taxable year ending December 31, 2020 and in the future.

Investors should be aware that Bass, Berry & Sims PLC’s opinion is based on the federal income tax laws governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, sources of our gross income, the diversity of the ownership of our capital stock and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentages of our gross income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular period will satisfy such requirements. Bass, Berry & Sims PLC’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “—Failure to Qualify as a REIT” below.

If we maintain our qualification as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. We will be subject to federal tax, however, in the following circumstances:

•

We are subject to the corporate federal income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We are subject to tax, at the highest corporate rate, on:

•

net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), as described below under “—Gross Income Tests—Foreclosure Property,” that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•

If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “—Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 21%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, including the provision of services to us by a taxable REIT subsidiary, that are not conducted on an arm’s-length basis.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a tax basis in the asset that is determined by reference either to the C corporation’s tax basis in the asset or to another asset, we will pay tax at the highest corporate rate applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of our taxable REIT subsidiaries are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that satisfies each of the following requirements:

(1) It is managed by one or more trustees or directors;

(2) Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

(3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e,. the REIT provisions;

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

(5) At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

(6) During the last half of any taxable year, not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities;

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for federal income tax purposes;

(8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

(9) It meets certain other requirements described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides for restrictions regarding the ownership and transfer of our stock that we expect to allow us to continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our stock are described in “Certain Provisions of Maryland Law And of Our Charter And Bylaws—Restrictions on Ownership and Transfer.” The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 described above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, we may fail to qualify as a REIT. We believe we have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. For purposes of requirement 8, we have adopted December 31 as our year end for federal income tax purposes, and thereby satisfy this requirement.

Qualified REIT Subsidiaries. A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a taxable REIT subsidiary. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under the federal income tax laws, generally is not treated as an entity separate from its owner for federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for federal income tax purposes because each such entity is treated as having a single owner for federal income tax purposes. Consequently, the assets and items of gross income of such entities will be treated as assets and items of gross income of their owners for federal income tax purposes, including the application of the various REIT qualification requirements.

An unincorporated domestic entity with two or more owners, as determined under the federal income tax laws, generally is taxed as a partnership for federal income tax purposes. In the case of a REIT that is an owner of an entity that is taxed as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of our Operating Partnership and each other partnership, joint venture, or limited liability company that is taxed as a partnership for federal income tax purposes and in which we own a direct or indirect equity interest is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “—Asset Tests”), our proportionate share would be based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share would be based on our proportionate interest in the capital of the entity.

Taxable REIT Subsidiaries. A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities, however, is automatically treated as a taxable REIT subsidiary without an election. Unlike a “qualified REIT subsidiary,” the separate existence of a taxable REIT subsidiary is not ignored for federal income tax purposes. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the gross income tests, as described below, if earned directly by the parent REIT. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that a taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income tests and asset tests. Because a REIT does not include the assets and income of taxable REIT subsidiaries in determining the REIT’s compliance with REIT requirements, such entities may be used by the REIT to undertake activities indirectly that the REIT requirements otherwise may preclude the REIT from doing directly or through a pass-through subsidiary (e.g., a partnership). If dividends are paid to us by one or more of our domestic taxable REIT subsidiaries that we may own, then a portion of such dividends that we distribute to our stockholders who are taxed at individual rates generally will be subject to federal income tax at the rates applicable to qualified dividend income rather than at the rates applicable to ordinary income. See “—Annual Distribution Requirements” and “—Taxation of Taxable U.S. Stockholders—Distributions.”

A taxable REIT subsidiary pays federal income tax at corporate rates on its taxable income for each taxable year. Restrictions imposed on REITs and their taxable REIT subsidiaries are intended to ensure that taxable REIT subsidiaries will be subject to appropriate levels of federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT and impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT, including services provided by a taxable REIT subsidiary to its parent REIT, or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in certain activities, such as the provision of noncustomary tenant services or third-party management services, indirectly through a taxable REIT subsidiary to the extent that we determine that such activities could jeopardize our REIT status if we engaged in the activities directly. We also may dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the potential imposition of the 100% tax on income from prohibited transactions. See “—Gross Income Tests—Rents from Real Property” and “—Gross Income Tests—Prohibited Transactions.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, any gains from “hedging transactions,” as defined in “—Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

First, the rent must not be based in whole or in part on the income or profits of any person. Participating or percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue and not to any extent determined by reference to any person’s income or profits, in compliance with the rules above.

Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant,” other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a taxable REIT subsidiary.

Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related-party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”

Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, as described below, to the tenants of our properties other than through an independent contractor from whom we do not derive or receive any income or through a taxable REIT subsidiary. We generally may provide services directly to our tenants, however, to the extent that such services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of noncustomary services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a taxable REIT subsidiary, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of our gross income from such property. If the rent from a lease does not qualify as “rents from real property” because we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or through a taxable REIT subsidiary, none of the rent from the property will qualify as “rents from real property.” We do not intend to provide any noncustomary services to our tenants, unless such services are provided through independent contractors from whom we do not derive or receive any income or through taxable REIT subsidiaries.

If the rent from a lease does not qualify as “rents from real property” because (1) the rent is based on the net income or profits of the tenant, (2) the lessee is a related-party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or a taxable REIT subsidiary, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we may be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

In addition, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year, or the “personal property ratio.” If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we were able to utilize certain statutory relief provisions. We believe that any income attributable to personal property will not jeopardize our ability to maintain our qualification as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of the personal property ratio for each of our leases, or that a court would agree with our calculation. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “interest,” however, solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

We may invest opportunistically from time to time in mortgage debt and mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (i) the date we agreed to acquire or originate the loan or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property. The principal amount of the loan that is not secured by real property is the amount by which the loan exceeds the value of the real estate that is security for the loan.

Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We anticipate that any mezzanine loans that we originate or acquire typically will not meet all of the requirements for reliance on this safe harbor. Nevertheless, we intend to invest in any mezzanine loans in a manner that will enable us to continue to satisfy the gross income tests and asset tests.

Dividends. Dividends received by us from a taxable REIT subsidiary will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of the 75% and 95% gross income tests. Any dividends received by us from a qualified REIT subsidiary will be excluded from gross income for purposes of the 75% and 95% gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, and net income derived from such prohibited transactions is excluded from gross income solely for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the resulting imposition of the 100% prohibited transactions tax is available, however, if the following requirements are met:

•	the REIT has held the property for not less than two years;

•

the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the tax basis of the property do not exceed 30% of the selling price of the property;

•

either (1) during the taxable year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted tax bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate tax bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) the ratio of (i) the aggregate adjusted tax bases of property (other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the three taxable year period ending with the taxable year in question, divided by (ii) the sum of the aggregate adjusted tax bases of all of the assets of the REIT as of the beginning of each of the three taxable years which are part of such applicable three taxable year period, did not exceed 20%, or (5) the ratio of (i) the fair market value of property (other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the three taxable year period ending with the taxable year in question, divided by (ii) the sum of the fair market value of all of the assets of the REIT as of the beginning of each of the three taxable years which are part of such applicable three taxable year period, did not exceed 20%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transaction tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary although such gains will be taxed to the taxable REIT subsidiary at federal corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property, however, will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law,

after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property, however, where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the U.S. Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a taxable REIT subsidiary.

Hedging Transactions. From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) transactions entered into to hedge the income or loss from prior hedging transactions with respect to which the property or indebtedness which was the subject of the prior hedging transaction was disposed of or extinguished. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.

Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may maintain our qualification as a REIT for that year if we are able to utilize certain relief provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

We cannot predict, however, whether any failure to meet these tests will enable us to utilize the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets, or the “75% asset test,” must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•

interests in real property, including leaseholds and options to acquire real property and leaseholds and personal property leased in connection with such real property, provided that the rent attributable to personal property is not greater than 15% of the total rent received under such lease;

•	interests in mortgage loans secured by real property;

•	stock or shares of beneficial interest in other REITs;

•	debt instruments of publicly-offered REITs; and

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the “5% asset test.”

Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 20% (25% for taxable years beginning before January 1, 2018) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

Sixth, not more than 25% of the value of our total assets may consist of debt instruments of publicly-offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly-offered REITs as assets that qualify for the 75% test solely because such debt instruments were issued by a publicly-offered REIT;

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in an entity taxed as a partnership for federal income tax purposes. The term “securities,” however, generally includes debt securities issued by an entity taxed as a partnership for federal income tax purposes or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by an entity taxed as a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. “Straight debt” securities include, however, debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment on a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related-party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•

Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity.

•

Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of an entity taxed as a partnership for federal income tax purposes is our proportionate interest in any securities issued by such entity, without regard to the securities described in the preceding two bullet points above.

We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, however, nor are we required to obtain under the federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for any mortgage or mezzanine loans that we may originate or acquire. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

As noted above, we may invest opportunistically in loans secured by interests in real property. If the outstanding principal balance of a loan at the end of a calendar quarter exceeds the fair market value of the real property securing such loan as of the date we agreed to originate or acquire the loan, a portion of such loan likely will not constitute a qualifying real estate asset for purposes of the 75% asset test. Although the law on the matter is not entirely clear, it appears that the nonqualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that serves as security for that loan.

Failure to Satisfy Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (i.e., up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 21%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding any net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

We may elect to retain and pay federal income tax on the net long-term capital gain that we recognize in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize corporate income tax and avoid the 4% nondeductible excise tax.

In addition, if we were to recognize “built-in gain” on the disposition of any assets acquired from an entity treated as a C corporation for federal income tax purposes in a transaction in which our tax basis in the assets was determined by reference to such entity’s tax basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (1) the fair market value of the asset (measured at the time of acquisition) over (2) the tax basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, as discussed above, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we were to fail to maintain our qualification as a REIT in any taxable year, and no relief provisions were available, we would be subject to (i) federal income tax on our taxable income at federal corporate income tax rates and (ii) with respect to taxable years ended on or before December 31, 2017, any applicable federal alternative minimum tax. In calculating our taxable income for a year in which we failed to maintain our qualification as a REIT, we would not be able to deduct from our taxable income amounts distributed to our stockholders, and we would not be required under the Code to distribute any amounts to our stockholders for that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to our stockholders generally would be taxable to our stockholders as ordinary income. Subject to certain limitations of the federal income tax laws, our corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for a maximum federal income tax rate of 20% on such dividends. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation in Connection with Holding Securities other than our Stock

We intend to describe in any prospectus supplement related to the offering of our warrants, debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities, including, if applicable, (1) the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium and (2) the tax treatment of sales, exchanges or retirements of our debt securities.

Taxation of Taxable U.S. Stockholders

For purposes of our discussion, the term “U.S. stockholder” means a holder of our common stock or preferred stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement taxed as a partnership for federal income tax purposes (a “partnership”) holds our stock, the federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. If you are an owner of a partnership that may acquire our stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our stock by the partnership.

Distributions. As long as we qualify as a REIT, distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be treated as dividends to taxable U.S. stockholders. In determining the extent to which a distribution with respect to our stock constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to distributions with respect to our common stock. A corporate U.S. stockholder will not qualify for the dividends-received deduction, which generally is available to corporations, with respect to distributions received from us. Dividends paid by us to a U.S. stockholder generally will not qualify for the tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S.

stockholders that are taxed at individual rates. Because we generally are not subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not constitute qualified dividend income.

The highest marginal individual income tax rate on ordinary income currently is 37% (which rate will apply for taxable years ending on or before December 31, 2025). For taxable years ending on or before December 31, 2025, certain U.S. holders, including individuals, estates and certain trusts, generally may deduct an amount equal to 20% of the dividends received from a REIT, other than capital gain dividends and dividends treated as qualified dividend income. As a result of such 20% deduction, the maximum effective rate for such U.S. holders with respect to dividends paid by us, other than capital gain dividends and dividends treated as qualified dividend income, is 29.6% for taxable years ending on or before December 31, 2025.

The federal income tax rates applicable to qualified dividend income generally will apply, however, to our ordinary REIT dividends, if any, that are (1) attributable to qualified dividends received by us from non-REIT corporations, such as any taxable REIT subsidiaries, or (2) attributable to income recognized by us and on which we have paid federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced federal income tax rate on qualified dividend income under such circumstances, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months and is attributable to our current and accumulated earnings and profits for such year of declaration will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock. See “—Capital Gains and Losses” below. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. In addition, the U.S. stockholder would receive a credit or refund for its proportionate share of the federal corporate income tax we paid, and the U.S. stockholder would increase its tax basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the federal corporate income tax we paid.

A U.S. stockholder will not incur federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder’s adjusted tax basis in our stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted tax basis in our stock, and any amount in excess of both its share of our current and accumulated earnings and profits and its adjusted tax basis will be treated as capital gain, long-term if the stock has been held for more than one year, provided the stock is a capital asset in the hands of the U.S. stockholder.

U.S. stockholders may not include in their individual federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of entities in which the U.S. stockholder is treated as a limited partner for federal income tax purposes, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.

Dispositions. A U.S. stockholder who is not a dealer in securities generally must treat any gain or loss realized on a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s adjusted tax basis in such stock. A U.S. stockholder’s adjusted tax basis in our stock generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed by us to the U.S. stockholder over the federal corporate income tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss on a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition.

Capital Gains and Losses. The federal income tax-rate differential between long-term capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum federal income tax rate on ordinary income applicable to U.S. stockholders that are taxed at individual rates currently is 37% (which rate will apply through our taxable year ending in 2025). For taxable years ending on or before December 31, 2025, certain U.S. holders, including individuals, estates and certain trusts, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income. As a result of such 20% deduction, the maximum effective rate for such U.S. holders with respect to dividends paid by us that are taxable as ordinary income is 29.6% for taxable years ending on or before December 31, 2025. The maximum federal income tax rate on long-term capital gain applicable to U.S. stockholders that are taxed at individual rates currently is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.” The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at federal corporate income tax rates, whether or not such gains are classified as long-term capital gains. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Additional Medicare Tax. A taxable U.S. stockholder that is an individual, an estate or an enumerated trust and that has taxable income in excess of certain thresholds (currently $250,000 for married couples filing jointly, $125,000 for married couples filing separately, $200,000 for single filers and heads of household and $12,950 for estates and trusts) generally is subject to a 3.8% Medicare tax on dividends received from us and on gain from the sale of our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts (“qualified trusts”) and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income,” or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. If a tax-exempt stockholder were to finance its acquisition of our stock with debt, however, a portion of the distribution that it received from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

Finally, in certain circumstances, a qualified trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a qualified trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of the value of our stock only if:

•	we are classified as a “pension-held REIT”; and

•

the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a qualified trust, is at least 5% of our total gross income for such year.

We will be classified as a “pension-held REIT” if:

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the qualified trust to be treated as holding our stock in proportion to their actuarial interests in the qualified trust; and

•	either:

•	one qualified trust owns more than 25% of the value of our stock; or

•	a group of qualified trusts, of which each qualified trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be treated as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. Because certain classes of our stock are publicly traded, however, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

For purposes of our discussion, the term “non-U.S. stockholder” means a holder of our stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-exempt stockholder. Special rules may apply to non-U.S. stockholders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates and foreign persons eligible for benefits under an applicable income tax treaty with the United States.

We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our stock, including any reporting requirements.

Distributions. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI (discussed below), and that we do not designate as a capital gain dividend or retained long-term capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. A non-U.S. stockholder generally will be subject to federal income tax at graduated rates, however, on any distribution treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-U.S. stockholder may, in addition, be subject to the 30% branch profits tax with respect to any such distribution. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed such non-U.S. stockholder’s adjusted tax basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted tax basis in our stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted tax basis in our stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our stock, as described below. See “—Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. A non-U.S. stockholder may obtain a refund of amounts that we withhold, however, if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we maintain our qualification as a REIT, the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, may apply to our sale or exchange of a USRPI. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

If a class of our stock is regularly traded on an established securities market in the United States (any such class of our stock referred to as a “publicly traded class”), capital gain distributions to a non-U.S. stockholder in respect of stock of such publicly traded class that is attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. stockholder did not own more than 10% of the outstanding stock of such publicly traded class at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 10% or less of the outstanding stock of such publicly traded class generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. In addition, distributions to certain non-U.S. publicly-traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the outstanding stock of a publicly traded class. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules. Except as described in the immediately preceding two sentences, if a non-U.S. stockholder owned more than 10% of the outstanding stock of a publicly traded class at any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder in respect of the stock of such publicly traded class that are attributable to our sale of USRPIs would be subject to tax under FIRPTA, as described above.

If a distribution is subject to FIRPTA, we must withhold a percentage of such distribution that we could designate as a capital gain dividend equal to the highest federal corporate income tax rate (currently 21%). A non-U.S. stockholder may receive a credit against its tax liability for the amount that we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Dispositions. Non-U.S. stockholders may incur tax under FIRPTA with respect to gain realized on a disposition of our stock since our stock will constitute a USRPI unless one of the applicable exceptions, as described below, applies. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock, however, as long as, at all times during a specified testing period, we are domestically controlled, i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, a non-U.S. stockholder that owned, actually or constructively, 10% or less of the outstanding stock of a publicly traded class at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock. In addition, dispositions of our stock by qualified shareholders are not subject to FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the outstanding stock of a publicly traded class. An actual or deemed disposition of our stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

A non-U.S. stockholder generally will incur tax on gain from a disposition of our stock not subject to FIRPTA if:

•

the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder will incur a 30% tax on its capital gains.

Reporting Requirements, Backup Withholding and Certain Other Required Withholding

We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (currently at a rate of 24% through our taxable year ending December 31, 2025) with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. Information reporting (but not backup withholding) generally will apply to such a payment, however, if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

The Foreign Account Tax Compliance Act (“FATCA”) imposes a federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a federal withholding tax at a rate of 30% on dividends on our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA.

If withholding is required under FATCA on dividends on our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships.

The following discussion summarizes the material federal income tax considerations applicable to our investment in the Operating Partnership and our other subsidiaries that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners, as determined for federal income tax purposes, will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations;” and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners for federal income tax purposes may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be taxed as a partnership for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that any of our direct or indirect subsidiaries is or will be classified as a partnership for federal income tax purposes. If, for any reason, any such subsidiary were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to maintain our qualification as a REIT, unless we qualify for certain statutory relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in any such subsidiary’s status for federal income tax purposes may be treated as a taxable event, in which case we may incur tax liability without any related cash distribution. See “—Annual Distribution Requirements.” Further, items of income and deduction of such subsidiary would not pass through to us, and we would be treated as a stockholder of such entity for federal income tax purposes. Consequently, such subsidiary would be required to pay income tax at corporate rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A Partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

Partnership Allocations. Although an agreement among the owners of an entity taxed as a partnership for federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the “partners’ interests in the partnership,” which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to an entity taxed as a partnership for federal income tax purposes in exchange for an interest in such entity must be allocated for federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the owners. The Treasury Regulations require entities taxed as partnerships for federal income tax purposes to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

The carryover tax basis of any properties actually contributed by another person our Operating Partnership or another Partnership in which we own an interest, under certain reasonable methods available to us, including the “traditional method,” (1) may cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, may cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. An allocation described in clause (2) of the immediately preceding sentence may cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Tax Basis in Partnership Interest. Our adjusted tax basis in any Partnership interest we own generally will be:

•	the amount of cash and the tax basis of any other property we contribute to the Partnership;

•	increased by our distributive share of the Partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the Partnership; and

•

reduced, but not below zero, by our distributive share of the Partnership’s loss (including any non-deductible items), the amount of cash and the tax basis of property distributed to us, and any reduction in our allocable share of indebtedness of the Partnership.

Loss allocated to us in excess of our tax basis in a Partnership interest will not be taken into account for federal income tax purposes until we again have tax basis sufficient to absorb the loss. A reduction of our allocable share of indebtedness of the Partnership will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the Partnership interest. Distributions, including constructive distributions, in excess of the tax basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “—Gross Income Tests.” We presently do not intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or any Partnership’s, trade or business.

Possible Legislative or Other Actions Affecting Tax Consequences

You should recognize that the current federal income tax treatment of an investment in our securities may be modified by legislative, judicial or administrative action at any time and that any such action may affect an investment in our securities adversely. Legislators, the U.S. Treasury Department and the IRS regularly review the federal income tax laws, including the Code, Treasury Regulations, rulings, administrative interpretations and practices of the IRS. Revisions to the federal income tax laws could make an investment in our securities less attractive from a federal income tax standpoint. Consequently, you should consult your own tax advisors regarding the effect of potential changes to the federal income tax laws on an investment in our securities.

State and Local Taxes

We and you may be subject to taxation by various states and localities, including those in which we or a holder of our securities transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

Unless otherwise set forth in an accompanying prospectus supplement to this prospectus, we may sell the securities being offered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers, brokers, placement agents or other agents;

•	to investors directly in negotiated sales or in competitively bid transactions, on a continuous or delayed basis; and

•	in “at-the-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

One or more prospectus supplements will describe the terms of the offering of the respective securities, including:

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices; or

•	at prices determined by an auction process.

Each prospectus supplement will set forth the manner and terms of the offering of the respective securities including:

•	the number and terms of the securities to which such prospectus relates;

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents with whom we have entered into arrangements with respect to the sale of such securities;

•	whether any dealer is to act in the capacity of a sub-underwriter and is to be allowed or paid any additional discounts or commissions for acting in such capacity;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the rules and procedures for any auction or bidding process, if used;

•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale; and

•	any other applicable terms of the offering.

If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer’s allowance or agent’s commission. We may also enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment).

Sales Through Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the accompanying prospectus supplement. We may use underwriters with whom we have a material relationship. The underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act, and such transactions may be discontinued at any time by the underwriters. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Sales Through Agents

We may sell securities directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions that we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the accompanying prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified, and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may solicit offers to purchase securities directly from the public from time to time. We may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions that we must pay for solicitation of these contracts in the prospectus supplement.

General Information

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating underwriter, broker, dealer, placement agent or other agent;

•	the number and type of securities involved;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable;

•	a description of any indemnification rights to which underwriters, brokers, dealers, placement agents or other agents are entitled; and

•	other facts material to the transaction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Our common stock trades on Nasdaq under the symbol “LAND.” Our Series A Term Preferred Stock trades on Nasdaq under the symbol “LANDP.” Neither our Series B Preferred Stock nor our Series C Preferred Stock is listed on a national securities exchange. All securities that we offer, other than our common stock and other than securities issued upon a reopening of a previous series, such as our outstanding series of Preferred Stock, will be new issues of securities with no established trading market, and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities sold by us.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price in accordance with Rule 104 of Regulation M under the Exchange Act. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Short covering transactions also may be effected through a partial or full over-allotment exercise granted to them by us. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

LEGAL MATTERS

Certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the securities to be offered by means of this prospectus, will be passed upon for us by Venable LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us or any underwriters, brokers, dealers, placement agents or other agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Controls over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is www.GladstoneLand.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

This prospectus comprises only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and, therefore, omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after this prospectus is filed and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus.

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed February 19, 2020 (including portions of our definitive Proxy Statement for the 2020 Annual Meeting of Stockholders to be filed and incorporated therein by reference);

•	Current Reports on Form 8-K, filed January 15, 2020, and February 20, 2020;

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed January 28, 2013, including any subsequent amendment or any report filed for the purpose of updating such description; and

•

The description of our 6.375% Series A Cumulative Term Preferred Stock contained in our Registration Statement on Form 8-A, filed August 16, 2016, including any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Investor Relations

Gladstone Land Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5893

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

1,650,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Lead Book-Running Manager

Janney Montgomery Scott

Co-Book-Running Managers

B. Riley Securities	Ladenburg Thalmann

Co-Managers

Aegis Capital Corp.	Kingswood Capital Markets	Maxim Group LLC

National Securities	Wedbush Securities

October 8, 2020